
                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 24, 1998

                                      AMONG

                        DUKE REALTY LIMITED PARTNERSHIP,
                                  AS BORROWER,

                         DUKE REALTY INVESTMENTS, INC.,
                        AS GENERAL PARTNER AND GUARANTOR,

                      THE FIRST NATIONAL BANK OF CHICAGO AS
                        ADMINISTRATIVE AGENT AND LENDER,

                      FIRST CHICAGO CAPITAL MARKETS, INC.,
                                   AS ARRANGER

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                   AS ARRANGER, SYNDICATION AGENT AND LENDER,

                         PNC BANK, NATIONAL ASSOCIATION,
                        AS DOCUMENTATION AGENT AND LENDER

                         COMMERZBANK A.G. CHICAGO BRANCH
                             AS CO-AGENT AND LENDER

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                             AS CO-AGENT AND LENDER,

                            THE SEVERAL OTHER LENDERS
                        FROM TIME TO TIME PARTIES HERETO

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                                TABLE OF CONTENTS

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

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I DEFINITIONS.............................................................................................2
ARTICLE II THE CREDIT............................................................................................16
         2.1.      Commitment....................................................................................16
         2.2.      Final Principal Payment.......................................................................16
         2.3.      Loans.........................................................................................17
         2.4.      Applicable Margins............................................................................17
         2.5.      Facility Fee..................................................................................17
         2.6.      Upfront Fee...................................................................................17
         2.7.      Reserved. 17
         2.8.      Minimum Amount of Each Advance................................................................18
         2.9.      Optional Principal Payments...................................................................18
         2.10.     Method of Selecting Types and Interest Periods for New Advances...............................18
         2.11.     Conversion and Continuation of Outstanding Advances...........................................18
         2.12.     Changes in Interest Rate, Etc.................................................................19
         2.13.     Rates Applicable After Default................................................................19
         2.14.     Swing Line Loans..............................................................................20
         2.15.     Competitive Bid Loans. .......................................................................20
         2.16.     Method of Payment.............................................................................25
         2.17.     Notes; Telephonic Notices.....................................................................25
         2.18.     Interest Payment Dates; Interest and Fee Basis................................................25
         2.19.     Notification of Advances, Interest Rates and Prepayments......................................26
         2.20.     Lending Installations.........................................................................26
         2.21.     Non-Receipt of Funds by the Administrative Agent..............................................26
         2.22.     Withholding Tax Exemption.....................................................................26
         2.23.     Usury.........................................................................................27
         2.24.     Applications of Moneys Received...............................................................27
ARTICLE III THE LETTER OF CREDIT SUBFACILITY.....................................................................28
         3.1.      Obligations to Issue..........................................................................28
         3.2.      Types and Amounts.............................................................................28
         3.3.      Conditions....................................................................................29
         3.4.      Procedure for Issuance of Facility Letters of Credit. ........................................29
         3.5.      Reimbursement Obligations; Duties of Issuing Bank. ...........................................31
         3.6.      Participation. ...............................................................................31
         3.7.      Payment of Reimbursement Obligations. ........................................................32
         3.8.      Compensation for Facility Letters of Credit. .................................................33
         3.9.      Letter of Credit Collateral Account...........................................................34
ARTICLE IV CHANGE IN CIRCUMSTANCES...............................................................................34
         4.1.      Yield Protection..............................................................................34
         4.2.      Changes in Capital Adequacy Regulations.......................................................35
         4.3.      Availability of LIBOR Advances................................................................35
         4.4.      Funding Indemnification.......................................................................35
         4.5.      Lender Statements; Survival of Indemnity......................................................35

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
ARTICLE V CONDITIONS PRECEDENT...................................................................................36
         5.1.      Effective Date................................................................................36
         5.2.      Each Advance..................................................................................38
ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................38
         6.1.      Existence.....................................................................................38
         6.2.      Authorization and Validity....................................................................39
         6.3.      No Conflict; Government Consent...............................................................39
         6.4.      Financial Statements; Material Adverse Change.................................................39
         6.5.      Taxes.........................................................................................39
         6.6.      Litigation and Guarantee Obligations..........................................................40
         6.7.      Subsidiaries..................................................................................40
         6.8.      ERISA.........................................................................................40
         6.9.      Accuracy of Information.......................................................................40
         6.10.     Margin Stock..................................................................................40
         6.11.     Material Agreements...........................................................................40
         6.12.     Compliance With Laws..........................................................................40
         6.13.     Ownership of Properties.......................................................................41
         6.14.     Investment Company Act........................................................................41
         6.15.     Public Utility Holding Company Act............................................................41
         6.16.     Solvency......................................................................................41
         6.17.     Insurance.....................................................................................41
         6.18.     REIT Status...................................................................................42
         6.19.     Environmental Matters.........................................................................42
         6.20.     Unencumbered Assets...........................................................................43
         6.21.     Year 2000 Representation and Warranty.........................................................43
ARTICLE VII COVENANTS............................................................................................43
         7.1.      Financial Reporting...........................................................................43
         7.2.      Use of Proceeds...............................................................................45
         7.3.      Notice of Default.............................................................................46
         7.4.      Conduct of Business...........................................................................46
         7.5.      Taxes.........................................................................................46
         7.6.      Insurance.....................................................................................46
         7.7.      Compliance with Laws..........................................................................46
         7.8.      Maintenance of Properties.....................................................................46
         7.9.      Inspection....................................................................................47
         7.10.     Maintenance of Status.........................................................................47
         7.11.     Dividends.....................................................................................47
         7.12.     Merger; Sale of Assets........................................................................47
         7.13.     General Partner's Ownership and Control of Borrower...........................................48
         7.14.     Sale and Leaseback............................................................................48
         7.15.     Liens.........................................................................................48
         7.16.     Affiliates....................................................................................49
         7.17.     Interest Rate Hedging.........................................................................49
         7.18.     Variable Interest Indebtedness................................................................49

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
         7.19.     Consolidated Net Worth........................................................................49
         7.20.     Indebtedness and Cash Flow Covenants..........................................................50
         7.21.     Environmental Matters.........................................................................50
         7.22.     Control of the General Partner................................................................51
         7.23.     Senior Management of Borrower.................................................................51
         7.24.     Borrower's Partnership Agreement..............................................................51
         7.25.     General Partner's Assets......................................................................51
         7.26.     Notice of Rating Change.......................................................................51
         7.27.     Year 2000 Compliance..........................................................................52
ARTICLE VIII DEFAULTS............................................................................................52
ARTICLE IX ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES........................................................54
         9.1.      Acceleration..................................................................................54
         9.2.      Amendments....................................................................................54
         9.3.      Preservation of Rights........................................................................55
ARTICLE X GENERAL PROVISIONS.....................................................................................56
         10.1.     Survival of Representations...................................................................56
         10.2.     Governmental Regulation.......................................................................56
         10.3.     Taxes.........................................................................................56
         10.4.     Headings......................................................................................56
         10.5.     Entire Agreement..............................................................................56
         10.6.     Several Obligations; Benefits of this Agreement...............................................56
         10.7.     Expenses; Indemnification.....................................................................56
         10.8.     Numbers of Documents..........................................................................57
         10.9.     Accounting....................................................................................57
         10.10.    Severability of Provisions....................................................................57
         10.11.    Nonliability of Lenders.......................................................................57
         10.12.    Publicity.....................................................................................57
         10.13.    CHOICE OF LAW.................................................................................57
         10.14.    CONSENT TO JURISDICTION.......................................................................58
         10.15.    WAIVER OF JURY TRIAL..........................................................................58
ARTICLE XI -  THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS..............................................58
         11.1.     Appointment...................................................................................58
         11.2.     Powers........................................................................................58
         11.3.     General Immunity..............................................................................58
         11.4.     No Responsibility for Loans, Recitals, etc....................................................59
         11.5.     Action on Instructions of Lenders.............................................................59
         11.6.     Employment of Agents and Counsel..............................................................59
         11.7.     Reliance on Documents; Counsel................................................................59
         11.8.     Administrative Agent's Reimbursement and Indemnification......................................59
         11.9.     Rights as a Lender............................................................................60
         11.10.    Lender Credit Decision........................................................................60
         11.11.    Successor Administrative Agent................................................................60
         11.12.    Notice of Defaults............................................................................61

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
         11.13.    Requests for Approval.........................................................................61
         11.14.    Copies of Documents...........................................................................62
         11.15.    Defaulting Lenders............................................................................62
ARTICLE XII - SETOFF; RATABLE PAYMENTS...........................................................................62
         12.1.     Setoff........................................................................................62
         12.2.     Ratable Payments..............................................................................62
ARTICLE   XIII   -   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................................... 63
         13.1.     Successors and Assigns........................................................................63
         13.2.     Participations. ..............................................................................63
         13.3.     Assignments. .................................................................................64
         13.4.     Designation of Lender to Make Competitive Loans...............................................65
         13.5.     Dissemination of Information..................................................................65
         13.6.     Tax Treatment.................................................................................66
ARTICLE XIV - NOTICES............................................................................................66
         14.1.     Giving Notice.................................................................................66
         14.2.     Change of Address.............................................................................66
ARTICLE XV - COUNTERPARTS........................................................................................66

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
EXHIBITS:
---------


Exhibit A                     Pricing Grid
Exhibit B-1                   Form of Note
Exhibit B-2                   Competitive Bid Notes
Exhibit C-1                   Competitive Bid Quote Request
Exhibit C-2                   Invitation to Submit Competitive Bids
ExhibitC-3                    Competitive Bid Quote
Exhibit D                     Form of Opinion
Exhibit E                     Form of Loan/Credit Related Money Transfer Instruction
Exhibit F                     Form of Compliance Certificate
Exhibit G                     Minimum Specifications for Environmental Investigations
Exhibit H                     Form of Assignment Agreement
Exhibit I                     Form of Designation Agreement
Exhibit J                     Amendment to School Amended and Restated Revolving Credit Agreement

SCHEDULES:
----------


Schedule 1        Subsidiaries and Other Investments
Schedule 2        Indebtedness and Liens
Schedule 3        Unencumbered Assets


                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Agreement, dated as of September 24, 1998, is among Duke Realty Limited Partnership, an Indiana limited partnership (the "BORROWER"), Duke Realty Investments, Inc., an Indiana corporation (the "General Partner" and the "Guarantor"), First Chicago Capital Markets, Inc. ("FCCM") and Wells Fargo Bank, National Association ("Wells Fargo") (collectively, the "ARRANGERS"), The First National Bank of Chicago ("First Chicago") as a Lender and not individually, but as "ADMINISTRATIVE AGENT", Wells Fargo as Syndication Agent, PNC Bank, National Association ("PNC"), as Documentation Agent, Commerzbank A.G. Chicago Branch ("Commerzbank") and Bank of America National Trust and Savings Association ("Bank of America") as Co-Agents, the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, with First Chicago, Wells Fargo, PNC, Commerczbank and Bank of America, the "LENDERS").

                                    RECITALS

         A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing office, industrial and retail properties.

         B. The General Partner, the Borrower's sole general partner, is listed on the New York Stock Exchange and is qualified as a real estate investment trust. The General Partner owns approximately 87% of the total partnership units in the Borrower and various limited partners in the Borrower own approximately 13% of such partnership units.

         C. The Borrower, General Partner, the Administrative Agent, and certain of the Lenders are parties to an Amended and Restated Revolving Credit Agreement dated as of August 28, 1997, as previously amended by First Amendment to Amended and Restated Revolving Credit Agreement (collectively the "Existing Credit Agreement") pursuant to which the Lenders that are parties thereto agreed to make loans to the Borrower in the maximum aggregate amount of $250,000,000.

         D. The Borrower and the General Partner have requested that the Lenders increase the amount of loans that are available to the Borrower to the aggregate amount of $450,000,000 pursuant to the terms of this Agreement, with the ability to increase such amount to up to $500,000,000 and that certain other changes be made to the Facility, including the admission of additional Lenders. The Administrative Agent and the Lenders have agreed to do so.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto amend and restate in its entirety the Existing Credit Agreement as follows:

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Absolute Interest Period" means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period of one, two, three or six months as requested by Borrower in a Competitive Bid Quote Request and confirmed by a Lender in a Competitive Bid Quote but in no event extending beyond the Facility Termination Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate" means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate.

         "Administrative Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to ARTICLE XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to ARTICLE XI.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans (including Swing Line Loans and Competitive Bid Loans) made by the Lenders to the Borrower of the same Type and, in the case of LIBOR Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, which initially shall be $450,000,000, and which may be changed in accordance with Section 2.1.

         "Agreement" means this Second Amended and Restated Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances and the then outstanding Facility Letter of Credit Obligations.

         "Applicable Margin" means the applicable margin set forth in the table in EXHIBIT A used in calculating the interest rate applicable to the various Types of Advances which shall vary from time to time in accordance with Borrower's and Guarantor's long term unsecured debt ratings.

         "Arrangers" means Wells Fargo and First Chicago.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assets Under Development" means, as of any date of determination, any Project owned by the Borrower or any of its Subsidiaries on which the construction of new income-producing building or buildings has been commenced and is continuing, both such land and improvements under construction to be valued for purposes of this Agreement at then-current book value, as determined in accordance with GAAP.

         "Authorized Officer" means any of Darrell E. Zink, Dennis D. Oklak, Gary Burk, Matthew A. Cohoat, or Michael D. Pitts acting singly.

         "Borrower" means Duke Realty Limited Partnership, an Indiana limited partnership, and its successors and permitted assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in SECTION 2.10.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, San Francisco, California and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and San Francisco, California for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditure Reserve Amount" means, for any quarter, the greater of (i) 6% of EBITDA for such quarter or (ii) the average quarterly capital expenditures, leasing commissions and tenant improvement costs except for leasing commissions and tenant improvement costs associated with the initial leasing of space not previously occupied (I.E., first generation space) for the four most recently completed quarters.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and (B) capital and surplus in excess of $500,000,000, and (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days from such date.

         "CBR Advance" means an Advance which bears interest at the CBR Rate.

         "CBR Applicable Margin" means, as of any date, the Applicable Margin in effect on such date with respect to CBR Advances and CBR Loans.

         "CBR Loan" means a Loan which bears interest at the CBR Rate.

         "CBR Rate" means, for any day, a rate per annum equal to (i) the Corporate Base Rate for such day plus (ii) CBR Applicable Margin for such day, in each case changing when and as the Corporate Base Rate changes.

         "Closing Date" means the date of this Agreement.

         "Co-Agents" means Commerzbank and Bank of America.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Competitive Bid Borrowing Notice" is defined in SECTION 2.15(f).

         "Competitive Bid Lender" means a Lender or Designated Lender which has a Competitive Bid Loan outstanding.

         "Competitive Bid Loan" is a Loan made pursuant to SECTION 2.15 hereof.

         "Competitive Bid Note" means the promissory note payable to the order of each Lender in the form attached hereto as EXHIBIT B-2 to be used to evidence any Competitive Bid Loans which such Lender elects to make (collectively, the "Competitive Bid Notes").

         "Competitive Bid Quote" means a response submitted by a Lender to the Administrative Agent or the Borrower, as the case may be with respect to an Invitation for Competitive Bid Quotes in the form attached as EXHIBIT C-3.

         "Competitive Bid Quote Request" means a written request from Borrower to Administrative Agent in the form attached as EXHIBIT C-1.

         "Competitive LIBOR Margin" means, with respect to any Competitive Bid Loan for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.

         "Condemnation" is defined in SECTION 8.9.

         "Consolidated Net Income" means, for any period, consolidated net income (or loss) of the General Partner, the Borrower and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the General Partner or the Borrower or is merged into or consolidated with the General Partner, the Borrower or any of their Subsidiaries and (b) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "Consolidated Net Worth" means, as of any date of determination, an amount equal to (a) Market Capitalization as of such date MINUS (b) Total Liabilities as of such date.

         "Consolidated Secured Indebtedness" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the General Partner, the Borrower and their respective Subsidiaries outstanding at such date which is secured by a Lien on any asset of the General Partner, the Borrower or any of their respective Subsidiaries and (b) the excess, if any, of (i) the aggregate principal amount of all Unsecured Indebtedness of the Subsidiaries of the General Partner or the Borrower OVER
(ii) $5,000,000, determined on a consolidated basis in accordance with GAAP and
(c) the General Partner's and Borrower's pro rata share of any secured debt in Investment Affiliates.

         "Consolidated Senior Unsecured Indebtedness" means, as of any date of determination, the sum of the aggregate principal amount of all Indebtedness of the General Partner, the Borrower and their Subsidiaries outstanding at such date, including the Facility Letter of Credit Obligations, which does not constitute Consolidated Secured Indebtedness, but excluding Indebtedness which is contractually subordinated to the Indebtedness of the General Partner, the Borrower and their Subsidiaries under the Loan Documents on customary terms acceptable to the Administrative Agent.

         "Consolidated Total Indebtedness" means, as of any date of determination, all Indebtedness of the General Partner, the Borrower and their respective Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Unsecured Indebtedness" means, as of any date of determination, the sum of the aggregate principal amount of all Indebtedness of the General Partner, the Borrower and their Subsidiaries outstanding at such date, including the Facility Letter of Credit Obligations, which does not constitute Consolidated Secured Indebtedness.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the General Partner, the Borrower or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in SECTION 2.11.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

         "Debt Service" means, for any fiscal quarter, Interest Expense plus scheduled principal amortization payments (excluding balloon payments), PROVIDED that in the case of amortization payments made less frequently than quarterly, 25% of the aggregate amortization payments for the fiscal year including such fiscal quarter shall be included in Debt Service for such quarter.

         "Default" means an event of Default described in Article VIII.

         "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; PROVIDED that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

         "Designated Lender" means any Person who has been designated by a Lender to fund Competitive Bid Loans.

         "Designating Lender" is defined in SECTION 13.4.

         "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Lender) and a Designated Lender, and accepted by the Administrative Agent and Borrower, in substantially the form of Exhibit I hereto.

         "Documentation Agent" means PNC.

         "EBITDA" means operating income before extraordinary items, equity in earnings of Investment Affiliates and minority interest in earnings, as reported by the General Partner, the Borrower and their Subsidiaries in accordance with GAAP, plus (i) Interest Expense, depreciation, amortization and income tax (if any) expense plus (ii) (without redundancy) the General Partner's and the Borrower's pro rata share of Net Operating Income from Investment Affiliates.

         "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the General Partner, the Borrower or any Subsidiary or any of their respective assets or Projects.

         "Equity Value" means Net Operating Income capitalized at a 9.5% rate less any Indebtedness or, in the case of assets acquired after the closing of the Facility, the purchase price less any Indebtedness.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Facility Fee" is defined in SECTION 2.5.

         "Facility Letter of Credit" means a Letter of Credit issued hereunder.

         "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

         "Facility Termination Date" means April 14, 2001.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fixed Charges" means, for any fiscal quarter, Debt Service plus the Capital Expenditure Reserve Amount for such quarter.

         "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time (including Swing Line Loans and Competitive Bid Loans), and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time (including Swing Line Loans and Competitive Bid Loans).

         "Funds From Operations" means, for any period, Consolidated Net Income for such period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provisions for or benefits from income taxes for such period.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 7.1.

         "General Partner" means Duke Realty Investments, Inc., an Indiana corporation, the sole general partner of the Borrower, and its successors and assigns.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantor" means the General Partner in its capacity as the guarantor under the Guaranty.

         "Guaranty" means that certain Second Amended and Restated Guaranty of even date herewith executed by the Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(j) any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, (k) such Person's pro rata share of debt in Investment Affiliates and (l) such Person's pro rata share of any loans where such Person is liable as a general partner.

         "Interest Expense" means all interest expense of the General Partner, the Borrower and their Subsidiaries determined in accordance with GAAP plus (i) the General Partner's and the Borrower's pro rata share of interest expense in Investment Affiliates, (ii) capitalized interest not covered by an interest reserve from a loan facility, (iii) 100% of any accrued, or paid interest incurred on any obligation for which the Borrower or the General Partner is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

         "Interest Period" means a LIBOR Interest Period or Absolute Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Investment Affiliate" means any Person in which the General Partner or the Borrower, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the General Partner or the Borrower on the consolidated financial statements of the General Partner or the Borrower.

         "Invitation for Competitive Bid Quotes" means a written notice to the Lenders from the Administrative Agent in the form attached as EXHIBIT C-2 for Competitive Bid Loans made pursuant to SECTION 2.15.

         "Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns and any other lending institutions that subsequently become parties to this Agreement pursuant to Section 13.3 and except when used in reference to an obligation of the Lenders which is based on their Percentage of the Aggregate Commitment, each Designated Lender.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Letter of Credit Collateral Account" is defined in SECTION 3.9.

         "LIBOR Advance" means an Advance which bears interest at a LIBOR Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

         "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with SECTION 2.4 hereof.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

         "LIBOR Interest Period" means with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect on the day that such LIBOR Base Rate was determined. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not a multiple of 1/16 of 1% or 1/100 of 1%.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means this Agreement, the Notes, the Guaranty, and any other document from time to time evidencing or securing indebtedness or obligations incurred by the General Partner or the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

         "Market Capitalization" means (a) Total Property Operating Income capitalized at 9.5%, plus (b) "earnings from service operations" capitalized at 20%, plus (c) 50% of Assets Under Development (75% for a property that has signed leases for 75% or more of the space), plus (d) the amount of any cash equivalents, excluding tenant security and other restricted deposits, plus (e) the lower of book value or market value of land not under development.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the General Partner, the Borrower and their Subsidiaries taken as a whole, (ii) the ability of the General Partner or the Borrower to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the General Partner, the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Operating Income" means, with respect to any Investment Affiliate or Subsidiary, for any period, such entity's operating income minus all operating expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the generation of such operating income but excluding interest expense and other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.

         "Note" means a promissory note, in substantially the form of EXHIBIT B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note or a competitive bid note, in substantially the form of Exhibit B-2 hereto, duly executed by the Borrower and payable to the order of a Competitive Bid Lender, including any amendment, modification, renewal or replacement of such note.

         "Notice of Assignment" is defined in SECTION 13.3.2.

         "Obligations" means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

         "Participants" is defined in SECTION 13.2.1.

         "Payment Date" means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage" means for each Lender the ratio that such Lender's Commitment bears to the Aggregate Commitment, expressed as a percentage.

         "Permitted Liens" are defined in SECTION 7.15.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the General Partner, the Borrower or any member of the Controlled Group may have any liability.

         "Project" means any real estate asset owned or operated by the Borrower or any Subsidiary and operated or intended to be operated as an office, industrial or retail property.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Property Operating Income" means, with respect to any Project or other real estate asset, for any period, earnings from rental operations (computed in accordance with GAAP) attributable to such Project or other real estate asset plus depreciation, amortization and interest expense for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance).

         "Purchasers" is defined in SECTION 13.3.1.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Agent under or in respect of the Facility Letters of Credit.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment (not held by Defaulting Lenders who are not entitled to vote) or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances (not held by Defaulting Lenders who are not entitled to vote).

         "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement on Eurocurrency liabilities.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by the General Partner or the Borrower or any member of the Controlled Group for employees of the General Partner or the Borrower or any member of the Controlled Group.

         "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower or the General Partner.

         "Substantial Portion" means, with respect to the Property of the General Partner, the Borrower or their Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the General Partner, the Borrower and their Subsidiaries as disclosed on the most recently issued quarterly consolidated financial statements of the General Partner, the Borrower and their Subsidiaries, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the General Partner, the Borrower and their Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Swing Line Lender" shall mean Administrative Agent, in its capacity as a Lender.

         "Swing Line Loans" means loans of up to $20,000,000 made by the Swing Line Lender in accordance with SECTION 2.14 hereof.

         "Syndication Agent" means Wells Fargo.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Total Liabilities" means all Indebtedness plus all other GAAP liabilities of the Borrower, General Partner and their respective Subsidiaries.

         "Total Property Operating Income" means the sum of (i) earnings from rental operations (computed in accordance with GAAP) plus depreciation, amortization and interest expense (adjusted for any acquisitions and divestitures), and (ii) (without redundancy) the Borrower's pro rata share of Net Operating Income from Investment Affiliates. The earnings from rental operations shall be adjusted to include pro forma earnings (as substantiated to the satisfaction of the Administrative Agent) for an entire quarter for any property acquired or placed in service during the quarter and to exclude earnings during such quarter from any property not owned as of the end of the quarter.

         "Transferee" is defined in SECTION 13.5.

         "Type" means, with respect to any Advance, its nature as a CBR Advance or a LIBOR Advance.

         "Unencumbered Asset" means, with respect to any Project which is in service, at any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary, but excluding Permitted Liens other than those identified in SECTIONS 7.15(v) and
(vi)), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) if applicable, the organizational documents of any Subsidiary) which prohibits or limits the ability of the General Partner, the

Borrower or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the General Partner, the Borrower or any of their Subsidiaries, and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but excluding Permitted Liens other than those identified in SECTIONS 7.15(v) and (vi)) on any assets or Capital Stock of the General Partner, the Borrower or any of their Subsidiaries, or would entitle any Person to the benefit of any Lien (but excluding Permitted Liens other than those identified in SECTIONS 7.15(v) and (vi)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause). For the purposes of this Agreement, any Property of a Subsidiary shall not be deemed to be unencumbered unless both (i) such Property and (ii) all Capital Stock of such Subsidiary held by the General Partner or the Borrower is unencumbered.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Cash and Cash Equivalents" means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash then held by the Borrower or any of its consolidated Subsidiaries and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by the Borrower or any of its consolidated Subsidiaries. As used in this definition, "Unrestricted" means the specified asset is not subject to any Liens or claims of any kind in favor of any Person.

         "Value of Unencumbered Assets" means, as of the end of a quarter, the value of all Unencumbered Assets wholly owned by the Borrower as of such date (other than those that are not approved by the Required Lenders), determined by capitalizing the Property Operating Income for such quarter (as annualized) from such Unencumbered Assets at a rate of 9.5%. The Required Lenders shall have the right to approve assets which are included in the determination of the Value of Unencumbered Assets. The substitution or addition of new assets shall also be subject to the approval of the Required Lenders. If an approved asset is acquired during a quarter then Borrower shall be entitled to include pro forma Property Operating Income from such property for the entire quarter in the foregoing calculation. If an asset is not owned as of the last day of a quarter then no value shall be included based on capitalizing Property Operating Income from such asset.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDIT

         2.1. COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, subject to the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time prior to the Facility Termination Date, provided THAT the making of any such Loan will not cause the total of the outstanding principal balance of all Loans (including Swing Line Loans and Competitive Bid Loans) and the Facility Letter of Credit Obligations to exceed the Aggregate Commitment. Except for Swing Line Loans and Competitive Bid Loans each Lender shall fund its Percentage of each Advance and no Lender will be required to fund any amount, which when aggregated with such Lender's Percentage of: (i) all other Advances (other than Competitive Bid Loans) then outstanding, (ii) Facility Letter of Credit Obligations, and (iii) all Swing Line Loans, would exceed such Lender's Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments of each Lender to lend hereunder shall expire on the Facility Termination Date. The Aggregate Commitment may be increased from time to time by the addition of a new Lender or the increase of the Commitment of an existing Lender with the consent of only the Borrower, the Administrative Agent, and the new or existing Lender providing such additional Commitment so long as the Aggregate Commitment does not exceed $500,000,000. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of EXHIBIT J attached hereto by the Borrower, the Administrative Agent and the new Lender or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase to hold its or their Percentage of all ratable Advances outstanding at the close of business on such day, by either funding more than its or their Percentage of new ratable Advances made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Advances to achieve such result. Borrower agrees to pay all fees associated with the increase in the Aggregate Commitment including any amounts due under Section 4.4 in connection with any reallocation of LIBOR Advances. In no event will such new or existing Lenders providing the increase be required to fund or purchase a portion of any Competitive Bid Loan or Swingline Loan to comply with this Section on such date.

         2.2. FINAL PRINCIPAL PAYMENT. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3. LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment except for Swing Line Loans which shall be made by the Swing Line Lender in accordance with SECTION 2.14 and Competitive Bid Loans made in accordance with SECTION 2.15. The Advances may be CBR Advances or LIBOR Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.10 and 2.11.

         2.4. APPLICABLE MARGINS. The CBR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances shall vary from time to time in accordance with the long-term unsecured debt ratings from Moody's and S&P of the General Partner and the Borrower. In the event the General Partner and the Borrower have different ratings, the rating of the higher rated entity shall be used. In the event the rating agencies are split on the rating for the higher rated entity, the lower rating for the higher rated entity shall be deemed to be the applicable rating (e.g., if the higher rated entity's Moody's debt rating is Baa1 and its S&P debt rating is BBB then the Applicable Margins shall be computed based on the S&P rating), and the Applicable Margins shall be adjusted effective on the next Business Day following any change in the higher rated entity's Moody's debt rating and/or S&P's debt rating, as the case may be. The applicable debt ratings and the Applicable Margins are set forth in the table attached as EXHIBIT A. In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Borrower, a mutually agreeable substitute rating agency shall be selected by the Required Lenders and the Borrower. If the Required Lenders and the Borrower cannot agree on a substitute rating agency within thirty (30) days of such discontinuance, or if both S&P and Moody's shall discontinue their ratings of the REIT industry, the Borrower, or the General Partner, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be the highest Applicable Margin for each Type.

         If a rating agency downgrade or discontinuance results in an increase in the CBR Applicable Margin or the LIBOR Applicable Margin and if such increase is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at the Borrower's request, the Borrower shall receive a credit against interest next due the Lenders equal to interest accrued from time to time during such period of downgrade or discontinuance and actually paid by the Borrower on the Advances at the differential between such Applicable Margins.

         2.5. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "FACILITY FEE") calculated at a per annum percentage ("FACILITY FEE RATE") of the total Aggregate Commitment. The Facility Fee Rate shall vary from time to time based on the Borrower's or General Partner's long term unsecured debt rating as set forth in the table attached hereto as EXHIBIT A, payable quarterly in arrears on the last day of each calendar quarter hereafter beginning September 30, 1998 and on the Facility Termination Date.

         2.6. UPFRONT FEE. The Borrower will pay to Administrative Agent for the benefit of the Lenders on or before the date hereof the fees specified in that certain Fee Letter dated August 5, 1998.

         2.7. RESERVED.

         2.8. MINIMUM AMOUNT OF EACH ADVANCE. Each LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof), and each CBR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any CBR Advance may be in the amount of the unused Aggregate Commitment.

         2.9. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding CBR Advances upon two Business Days' prior notice to the Administrative Agent. The Borrower may from time to time pay a LIBOR Advance, provided a LIBOR Advance may not be paid prior to the last day of the applicable Interest Period unless accompanied by any amount due pursuant to Section 4.4. A Competitive Bid Loan may not be paid prior to its maturity.

         2.10. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") (i) not later than 10:00 a.m. Chicago time, at least one (1) Business Day before the Borrowing Date of each CBR Advance, (ii) not later than 10:00 a.m. Chicago time, at least three (3) Business Days before the Borrowing Date for each LIBOR Advance, and (iii) not later than 11:00 a.m. Chicago time on the Borrowing Date for each Swing Line Loan, specifying:

          (a) the Borrowing Date, which shall be a Business Day, of such Advance,

          (b)  the aggregate amount of such Advance,

          (c) the Type of Advance selected (which must be a CBR Advance in the case of the Swing Line Loans), and

          (d) in the case of each LIBOR Advance, the Interest Period applicable thereto.

         Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to ARTICLE
XIV. The Lenders shall not be obligated to match fund their LIBOR Advances. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         No Interest Period may end after the Facility Termination Date and, unless all of the Lenders otherwise agree in writing, in no event may there be more than five (5) different Interest Periods for LIBOR Advances (other than Competitive Bid Loans) outstanding at any one time.

         2.11. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. CBR Advances shall continue as CBR Advances unless and until such CBR Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into an CBR Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such

LIBOR Advance continue as a LIBOR Advance for the same or another Interest Period. Subject to the terms of SECTION 2.8, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type of Advance; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into an CBR Advance, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date which shall be a Business Day, of such conversion or continuation;

          (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the duration of the Interest Period applicable thereto.

         2.12. CHANGES IN INTEREST RATE, ETC. Each CBR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a CBR Advance pursuant to SECTION 2.11 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to SECTION 2.11 hereof, at a rate per annum equal to the CBR Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a CBR Advance will take effect simultaneously with each change in the Corporate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance.

         2.13. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.10 or 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued beyond its current term as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each CBR Advance shall bear interest at a rate per annum equal to the CBR Rate otherwise applicable to the CBR Advance plus 2% per annum; provided that such rates shall become applicable automatically without notice to the Borrower if a Default occurs under SECTION 8.7 or SECTION 8.8.

         2.14. SWING LINE LOANS. In addition to the other options available to Borrower hereunder, up to $20,000,000 of the Swing Line Lender's Commitment, shall be available for Swing Line Loans subject to the following terms and conditions. Swing Line Loans shall be made available for same day borrowings provided that notice is given in accordance with SECTION 2.10 hereof. All Swing Line Loans shall bear interest at the CBR Rate. In no event shall the Swing Line Lender be required to fund a Swing Line Loan if it would increase the total aggregate outstanding Loans by Swing Line Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Upon request of the Swing Line Lender, each Lender irrevocably agrees to purchase its Percentage of any Swing Line Loan made by the Swing Line Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of a Default hereunder provided that such Default did not exist at the time the Swing Line Loan was made and provided further that no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letters of Credit to be in an amount greater than its Commitment. Such purchase shall take place on the date of the request by Swing Line Lender so long as such request is made by noon (Chicago time), otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Loan shall be treated as a Loan made by the purchasing Lender and not by the selling Lender for all purposes under this Agreement, and shall no longer be considered a Swing Line Loan except that all interest accruing on or attributable to such Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swing Line Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lender. If prior to purchasing its Percentage in a Swing Line Loan one of the events described in SECTION 8.7 or 8.8 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swing Line Loan in an amount equal to its Percentage of such Swing Line Loan. From and after the date of each Lender's purchase of its participating interest in a Swing Line Loan, if the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swing Line Lender and is required to be returned to the Borrower, each Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it. No Swing Line Loan shall be outstanding for more than five (5) days at a time and Swing Line Loans shall not be outstanding for more than a total of ten (10) days during any month.

         2.15. COMPETITIVE BID LOANS.

               (a) COMPETITIVE BID OPTION. In addition to ratable Advances pursuant to Section 2.3, but subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in SECTION 2.1 as to the maximum amount of all Loans not exceeding the Aggregate Commitment), the Borrower may, as set forth in this
SECTION 2.15, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
SECTION 2.15. Competitive Bid Loans shall be evidenced by the Competitive Bid Notes.

               (b) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this SECTION 2.15, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of EXHIBIT C-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

                       (i) the proposed Borrowing Date for the proposed Competitive Bid Loan,

                       (ii) the requested aggregate principal amount of such Competitive Bid Loan which must be at least $10,000,000 and an integral multiple of $1,000,000,

                       (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                       (iv) the LIBOR Interest Period, if a Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the form of EXHIBIT C-1 hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

               (c) INVITATION FOR COMPETITIVE BID QUOTES. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to SECTION 2.15(b), the Administrative Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT C-2 hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this SECTION 2.15.

               (d) SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                       (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this SECTION 2.15(d) and must be submitted to the Administrative Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and rate as the Borrower and the Administrative Agent may agree); PROVIDED that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Administrative Agent or First Chicago notifies the Borrower of the terms of the Offer or Offers contained therein no later than 60 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                       (ii) Each Competitive Bid Quote shall be in substantially the form of EXHIBIT C-3 hereto and shall in any case specify:

                           (1) the proposed Borrowing Date, which shall be the
                    same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                           (2) the principal amount of the Competitive Bid Loan
                    for which each such offer is being made, which principal amount (x) may be greater than, less than or equal to the Commitment of the quoting Lender, (y) must be at least $5,000,000 and an integral multiple of $1,000,000, and (z) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                           (3) as applicable, the Competitive LIBOR Margin and
                    Absolute Rate offered for each such Competitive Bid Loan,

                           (4) the minimum amount, if any, of the Competitive
                    Bid Loan which may be accepted by the Borrower, and

                           (5) the identity of the quoting Lender, provided that
                    such Competitive Bid Loan may be funded by such Lender's Designated Lender as provided in Section 2.15(j), regardless of whether that is specified in the Competitive Bid Quote.

                       (iii) The Administrative Agent shall reject any Competitive Bid Quote that:

                           (1) is not substantially in the form of EXHIBIT C-3
                    hereto or does not specify all of the information required by SECTION 2.15(d)(ii),

                           (2) contains qualifying, conditional or similar
                    language, other than any such language contained in EXHIBIT C-3 hereto,

                           (3) proposes terms other than or in addition to those
                    set forth in the applicable Invitation for Competitive Bid Quotes, or

                           (4) arrives after the time set forth in SECTION
                    2.15(d)(i).

          If any Competitive Bid Quote shall be rejected pursuant to this
          SECTION 2.15(d)(iii), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

               (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with SECTION 2.15(d) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered.

               (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (i) 6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to SECTION 2.15(e); PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.15(d)(iii)); PROVIDED that:

                       (i) the aggregate principal amount of all Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                       (ii) acceptance of offers may only be made on the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                       (iii) the Borrower may not accept any offer that is described in SECTION 2.15(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

               (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers PROVIDED, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Lender.

               (h) ADMINISTRATION FEE. The Borrower hereby agrees to pay to the Administrative Agent an administration fee of $2,500 per each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to SECTION 2.15(b). Such administration fee shall be payable monthly in arrears on the first Business Day of each month and on the Maturity Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

               (i) OTHER TERMS. Any Competitive Bid Loan shall not reduce the Commitment of the Lender making such Competitive Bid Loan, and each such Lender shall continue to be obligated to fund its full Percentage of all pro rata Advances under the Facility. In no event can the aggregate amount of all Competitive Bid Loans at any time exceed fifty percent (50%) of the then Aggregate Commitment. Competitive Bid Loans shall not be prepaid prior to the end of the applicable Interest Period. Competitive Bid Loans may not be continued and, if not repaid at the end of the Interest Period applicable thereto, shall (subject to the conditions set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with this SECTION 2.15 or by ratable Advances in accordance with SECTION 2.11.

               (j) DESIGNATED LENDERS. A Lender may designate its Designated Lender to fund a Competitive Bid Loan on its behalf as described in Section 2.15(d)(ii)(5). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

         2.16. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied by the Administrative Agent among the Lenders in accordance with the class or type of Obligation being paid. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender promptly, which is expected to be by the close of business on the same Business Day received by Administrative Agent if received by noon (local time) but shall in any event not be later than the next Business Day, PROVIDED that the Administrative Agent shall pay to such Lenders interest thereon, at the lesser of (i) the Federal Funds Effective Rate and (ii) the rate of interest applicable to such Loans, from the Business Day such funds are received by the Administrative Agent in immediately available funds (PROVIDED, if such funds are not received by the Administrative Agent by noon (local time), such period shall commence on the Business Day immediately following the day such funds are received) until such funds are paid to such Lenders. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.17. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. Each Lender's books and records, including without limitation, the information, if any, recorded by the Lender on the Schedule attached to its Note, shall be deemed to be PRIMA FACIA correct. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation signed by an Authorized Officer of each telephonic notice, if such confirmation is requested by the Administrative Agent or any Lender. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.18. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity, whether by acceleration or otherwise. Interest accrued on each LIBOR Advance shall also be payable on any date on which the LIBOR Advance is prepaid (provided that nothing herein shall authorize a prepayment which is not otherwise permitted hereunder). Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.19. NOTIFICATION OF ADVANCES, INTEREST RATES AND PREPAYMENTS. Promptly after receipt thereof (but in no event later than one Business Day prior to the proposed Borrowing Date for a CBR Advance or three Business Days prior to the proposed Borrowing Date for a LIBOR Advance) the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Corporate Base Rate.

         2.20. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.21. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.22. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.23. USURY. This Agreement and each Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender (including the Swing Line Lender or any Designated Lender) to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, the Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to a Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         2.24. APPLICATIONS OF MONEYS RECEIVED. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

               (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

               (ii) to the reimbursement of any yield protection due to the
                    Lenders in accordance with SECTION 4.1;

               (iii) to the payment of any fee due pursuant to SECTION 3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank, to the payment of the Facility Fee to the Lenders, if then due, in accordance with their Percentages and to the payment of the Administrative Agent's Fee to the Administrative Agent if then due;

               (iv) (a) in case the entire unpaid principal of the Loan shall not have become due and payable, the whole amount received as interest and Facility Letter of Credit Fee then due to the Lenders (other than a Defaulting Lender) as their respective Percentages appear (except to the extent there are Swing Line Loans or Competitive Bid Loans outstanding in which event the full amount of interest attributable to the Swing Line Loans and Competitive Bid Loans shall be payable to the Swing Line Lender and Competitive Bid Lenders, respectively, unless the Swing Line Lender or Competitive Bid Lender shall be a Defaulting Lender), together with the whole amount, if any, received as principal first to the Swing Line Lender, unless the Swing Line Lender shall be a Defaulting Lender, to repay any outstanding Swing Line Loans and then to the Lenders as their respective Funded Percentages appear, or (b) in case the entire unpaid principal of the Loan shall have become due and payable, as a result of a Default or otherwise, to the payment of the whole amount then due and payable on the Loan for principal, together with interest thereon at the Default Rate or the interest rate, as applicable, to the Swing Line Lender, unless the Swing Line Lender shall be a Defaulting Lender, for all such amounts due in connection with Swing Line Loans and then to the Lenders (other than a Defaulting Lender) as their respective Funded Percentages appear until paid in full and then to the Letter of Credit Collateral Account until the full amount of Facility Letter of Credit Obligations is on deposit therein; and

               (v) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

                                  ARTICLE III

                        THE LETTER OF CREDIT SUBFACILITY

         3.1. OBLIGATIONS TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the General Partner herein set forth, the Issuing Bank hereby agrees to issue for the account of Borrower, one or more Facility Letters of Credit in accordance with this ARTICLE III, from time to time during the period commencing on the Agreement Execution Date and ending on the Business Day prior to the Facility Termination Date. Any Lender shall have the right to decline to be the Issuing Bank for a Facility Letter of Credit provided that if no other Lender agrees to be the Issuing Bank then Administrative Agent shall agree to do so.

         3.2. TYPES AND AMOUNTS. The Issuing Bank shall not have any obligation to:

               (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

               (ii) issue any Facility Letter of Credit if, after giving effect thereto, the Facility Letter of Credit Obligations would exceed $15,000,000 or the Allocated Facility Amount would exceed the Aggregate Commitment;

               (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is after the Facility Termination Date; or

               (iv) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is more than fifteen (15) months after the date of its issuance.

         3.3. CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in Section 5.2 hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

               (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

               (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

               (iii) there shall not exist any Default or Unmatured Default.

         3.4. PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT.

                  (a) Borrower shall give the Issuing Bank and the Administrative Agent at least five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "LETTER OF CREDIT REQUEST") (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative

Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall specify:

                    (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

                    (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "ISSUANCE DATE");

                    (3) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of fifteen months after the Issuance Date and the Facility Termination Date):

                    (4) the purpose for which such Facility Letter of Credit is to be issued; and

                    (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued, which shall be subject to the approval of the Issuing Bank and Administrative Agent. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this SECTION 3.4(a). Administrative Agent shall promptly give a copy of the Letter of Credit Request to the other Lenders.

                  (b) Subject to the terms and conditions of this ARTICLE III and provided that the applicable conditions set forth in SECTION 4.2 hereof have been satisfied, such Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of SECTION 3.6(a), or (iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate SECTION 3.2.

                  (c) The Issuing Bank shall give the Administrative Agent and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "ISSUANCE NOTICE") and Administrative Agent shall promptly give a copy of the Issuance Notice to the other Lenders.

                  (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this SECTION 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

         3.5. REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANK.

                  (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent of any draw under a Facility Letter of Credit, and the Administrative Agent shall promptly notify the other Lenders that such draw has occurred. Any such draw shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at a rate selected by Borrower in accordance with SECTION 2.10 hereof; provided that if a Default or an Unmatured Default involving the payment of money exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest from the date funded at the Default Rate.

                  (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to Borrower or any Lender or, provided that such Issuing Bank has complied with the procedures specified in
SECTION 3.4 and such Lender has not given a notice contemplated by SECTION 3.6(a) that continues in full force and effect, relieve a Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

         3.6. PARTICIPATION.

                  (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in SECTION 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; PROVIDED that a Letter of Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this SECTION 3.6 if the Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in SECTION
5.2 is not then satisfied, and in the event the Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement. Each Lender's obligation to make further Loans to the Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or issue any letters of credit on behalf of Borrower shall be reduced by such Lender's pro rata share of each Facility Letter of Credit outstanding.

                  (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to SECTION 3.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. The failure of any Lender to make available to the Administrative Agent for the account of any Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this SECTION 3.6(b) shall be deemed to be a Defaulting Lender hereunder.

                  (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

                  (d) Upon the request of the Administrative Agent or any Lender, an Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which that Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

                  (e) The obligations of a Lender to make payments to the Administrative Agent for the account of each Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         3.7. PAYMENT OF REIMBURSEMENT OBLIGATIONS.

                  (a) The Borrower agrees to pay to each Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with any Facility Letter of Credit when due in accordance with SECTION 3.5(a) above, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

          (ii) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (iii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

          (iv) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

          (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

          (vi) the occurrence of any Default or Unmatured Default.

                  (b) In the event any payment by the Borrower received by the Issuing Bank with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by the Issuing Bank.

         3.8. COMPENSATION FOR FACILITY LETTERS OF CREDIT.

                  (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a per annum fee (the "FACILITY LETTER OF CREDIT FEE") with respect to each Facility Letter of Credit that is equal to the LIBOR Applicable Margin in effect from time to time. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on each Payment Date and, to the extent any such fees are then due and unpaid, on the Facility Termination Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.

                  (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of 0.15% of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

         3.9. LETTER OF CREDIT COLLATERAL ACCOUNT. The Borrower hereby agrees that it will, until the Facility Termination Date, maintain a special collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") at the Administrative Agent's office at the address specified pursuant to ARTICLE XIV, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in SECTION 9.1. Such Letter of Credit Collateral Account shall be funded to the extent required by SECTION 9.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a properly perfected security interest in and to the Letter of Credit Collateral Account, any funds that may hereafter be on deposit in such account and the proceeds thereof.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         4.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal, state and local income or franchise taxes on the overall income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, Facility Letters of Credit or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

         4.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within fifteen days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion on such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit, or its obligation to make Loans hereunder or participate in or issue Facility Letters of Credit (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3. AVAILABILITY OF LIBOR ADVANCES. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of LIBOR Advances and require any LIBOR Advances to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, then, if for any reason whatsoever the provisions of SECTION 4.1 are inapplicable, the Administrative Agent shall suspend the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

         4.4. FUNDING INDEMNIFICATION. If any payment of a LIBOR Advance or Competitive Bid Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance or Competitive Bid Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance or Competitive Bid Loan. Nothing in this Section 4.4 shall authorize the prepayment of a Competitive Bid Loan prior to the applicable Interest Period.

         4.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of the Borrower to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of a LIBOR Advance under SECTION 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTIONS 4.1, 4.2 or 4.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. EFFECTIVE DATE. This Agreement shall not become effective, and the Lenders shall not be required to make the initial Advance hereunder unless (a) the Borrower shall have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

          (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, the Guaranty and this Agreement;

          (ii) Certified copies of the articles of incorporation of the General Partner and the certificate of limited partnership of the Borrower, both with all amendments and certified by the appropriate governmental officer of the State of Indiana as of a recent date;

          (iii) Certificates of good standing for the General Partner and the Borrower,certified by the appropriate governmental officer of the State of Indiana, and if requested by Administrative Agent, foreign qualification certificates for the General Partner and the Borrower, certified by the appropriate governmental officer, for each jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

          (iv) Copies, certified by an officer of the General Partner, of (1) its formation documents (including by-laws), together with all amendments thereto and (2) the formation documents (including the Partnership Agreement) of the Borrower, toget her with all amendments thereto;

          (v) An incumbency certificate, executed by an officer of the General Partner, which shall identify by name and title and bear the signature of the

               Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (vi) Copies, certified by the Secretary or Assistant Secretary, of the General Partner's Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by the General Partner and the Borrower hereunder;

          (vii) A written opinion of the General Partner and the Borrower's counsel, addressed to the Lenders in substantially the form of EXHIBIT D hereto;

          (viii) A certificate, signed by an officer of the General Partner on behalf of the Borrower and for itself, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the General Partner and the Borrower are true and correct as of the initial Borrowing Date;

          (ix) The most recent financial statements of the General Partner and the Borrower and a certificate from an officer of the General Partner that no material adverse change in the General Partner's or the Borrower's financial condition has occurred since December 31, 1997;

          (x) UCC financing statement, judgment, and tax lien searches with respect to the General Partner and the Borrower from the State of Indiana and the counties in which either General Partner or Borrower owns properties;

          (xi) Evidence of sufficient Unencumbered Assets (which evidence if requested by Administrative Agent may include mortgage releases and title policies) to assist the Administrative Agent in determining the Borrower's compliance with the covenants set forth in ARTICLE VII herein;

          (xii) Written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

          (xiii) Evidence that all parties whose consent is required for Borrower or General Partner to execute the Loan Documents have provided such consents; and

          (xiv) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.

Until such time as the foregoing conditions are satisfied, the Existing Agreement shall remain in effect. From and after the satisfaction of such conditions, this Agreement shall be in effect and each of the new Lenders that are parties to this Agreement shall be added as Lenders and the Commitments of all Lenders shall be as set forth on the signature pages.

         5.2. EACH ADVANCE. The Lenders shall not be required to make any Advance (including Swing Line Loans) other than an Advance or Swing Line Loan that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances (including Swing Line Loans) and Competitive Bid Loans, unless on the applicable Borrowing Date:

          (i)  There exists no Default or Unmatured Default;

          (ii) The representations and warranties contained in ARTICLE VI are true and correct as of such Borrowing Date with respect to the General Partner, the Borrower and to any Subsidiary in existence (as applicable) on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (iii) All legal matters incident to the making of such Advance (including Swing Line Loans) shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance (including Swing Line Loans) shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 5.2(i) and (ii) have been satisfied. Borrower shall also furnish a duly completed compliance certificate in substantially the form of EXHIBIT F hereto (including all schedules or exhibits) as a condition to making an Advance (including Swing Line Loans); provided that the calculations contained therein shall be based on the most recent quarterly information available.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The General Partner and the Borrower each respectively (unless otherwise noted) represents and warrants to the Lenders that:

         6.1. EXISTENCE. It is duly organized, validly existing and in good standing under the laws of the State of Indiana, with its principal place of business in Indianapolis, Indiana and is duly qualified as a foreign corporation or partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.2. AUTHORIZATION AND VALIDITY. It has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by it of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of, respectively, the General Partner or the Borrower enforceable against such entity in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         6.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by it of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on, respectively, the General Partner or the Borrower or any of such entity's Subsidiaries or such entity's or any Subsidiary's articles of incorporation, by-laws, certificate of limited partnership or partnership agreement or the provisions of any indenture, instrument or agreement to which such entity or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such entity or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         6.4. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. The December 31, 1997 consolidated financial statements of the General Partner, the Borrower and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the General Partner, the Borrower and their Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since December 31, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the General Partner, the Borrower and their Subsidiaries which could have a Material Adverse Effect.

         6.5. TAXES. It and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by, respectively, the General Partner or the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the General Partner, the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         6.6. LITIGATION AND GUARANTEE OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of its officers, threatened against or affecting the General Partner, the Borrower or any of their Subsidiaries which could have a Material Adverse Effect. It has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 7.1.

         6.7. SUBSIDIARIES. Schedule 1 hereto contains an accurate list of all of the presently existing Subsidiaries of such entity, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by it or its Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         6.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither it nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither it nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         6.9. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of such entity or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of such entity or any of its Subsidiaries to the Administrative Agent or any Lender will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         6.10. MARGIN STOCK. It does not hold any margin stock (as defined in Regulation G or U).

         6.11. MATERIAL AGREEMENTS. Neither it nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither it nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         6.12. COMPLIANCE WITH LAWS. It and its Subsidiaries have complied, to the best of their knowledge, with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither it nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         6.13. OWNERSHIP OF PROPERTIES. On the date of this Agreement, it and its Subsidiaries will have good title, free of all Liens other than those permitted by SECTION 7.15, to all of the Property and assets reflected in the financial statements as owned by it.

         6.14. INVESTMENT COMPANY ACT. Neither it nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.15. PUBLIC UTILITY HOLDING COMPANY ACT. Neither it nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.16. SOLVENCY. (i) Immediately after the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the General Partner, the Borrower and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the General Partner, the Borrower and their Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the General Partner, the Borrower and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the General Partner, the Borrower and their Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the General Partner, the Borrower and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the General Partner, the Borrower and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) It does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         6.17. INSURANCE. It and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects in localities where it and its Subsidiaries operate, including, without limitation:

          (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project;

          (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Projects; and

          (iii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

         6.18. REIT STATUS. The General Partner is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust and currently is in compliance with all applicable provisions of the Code.

         6.19. ENVIRONMENTAL MATTERS. Each of the following representations and warranties is true and correct on and as of the Closing Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (i) To the best knowledge of, respectively, the General Partner or the Borrower, the Projects of such entity and its Subsidiaries do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws. In making this statement, General Partner and Borrower are assuming (except to the extent that either of them has actual knowledge to the contrary) that any Person handling any Materials of Environmental Concern at any Project will do so in a reasonable manner and in accordance with all legal requirements.

          (ii) To the best knowledge of such entity, the Projects of such entity and its Subsidiaries and all operations at the Projects are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Projects of such entity and its Subsidiaries, or violation of any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

          (iii) Neither it nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened.

          (iv) To the best knowledge of such entity, Materials of Environmental Concern have not been transported or disposed of from the Projects of such entity and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of such entity and its Subsidiaries in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of such entity, threatened, under any Environmental Law to which such entity or any of its Subsidiaries is or will be named as a party with respect to the Projects of such entity and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

          (vi) To the best knowledge of such entity, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of such entity and its Subsidiaries, or arising from or related to the operations of such entity and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.20. UNENCUMBERED ASSETS. Schedule 3 hereto contains a complete and accurate description of Unencumbered Assets as of the Closing Date.

         6.21. YEAR 2000 REPRESENTATION AND WARRANTY. The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loan.

                                  ARTICLE VII

                                    COVENANTS

         During the term of this Agreement, unless, with respect to SECTIONS 7.20(iii) and (v), the Required Lenders including both Arrangers and, with respect to all other Sections in this ARTICLE VII, the Required Lenders shall otherwise consent in writing:

         7.1. FINANCIAL REPORTING. The General Partner and the Borrower will maintain, for themselves and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

          (i) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the General Partner (consolidated with the Borrower and their Subsidiaries), an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the General Partner, the Borrower and their Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the General Partner's chief financial officer or chief accounting officer;

          (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the General Partner, the Borrower and their Subsidiaries, related reports in form and substance satisfactory to the Lenders, all certified by the entity's chief financial officer or chief accounting officer, including a statement of Funds From Operations, a description of Unencumbered Assets, a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their Property Operating Income, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Project information for all Projects, including, without limitation, their Property Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be requested;

          (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the General Partner (consolidated with the Borrower and their Subsidiaries), audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by KPMG Peat Marwick LLP (or other independent certified public accountants of nationally recognized standing acceptable to Administrative Agent) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit;

          (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the General Partner, the Borrower and their Subsidiaries, related reports in form and substance satisfactory to the Lenders, certified by the entity's chief financial officer or chief accounting officer, including reports containing taxable income and Property Operating Income for each individual property;

          (v) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT F hereto signed by the General Partner's and the Borrower's chief financial officers or chief accounting officers showing the calculations and computations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

          (vi) As soon as possible and in any event within 10 days after the General Partner or the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such entity, describing said Reportable Event and the action which such entity proposes to take with respect thereto;

          (vii) As soon as possible and in any event within 10 days after receipt by the General Partner or the Borrower, a copy of (a) any notice or claim to the effect that the General Partner, the Borrower or any of their Subsidiaries is or may be liable to any Person as a result of the release by such entity, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the General Partner or the Borrower or any of their Subsidiaries, which, in either case, could have a Material Adverse Effect;

          (viii) Promptly upon the furnishing thereof to the shareholders of the General Partner or the partners of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

          (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the General Partner, the Borrower or any of their Subsidiaries files with the Securities Exchange Commission;

          (x) Promptly upon the distribution thereof to the press or the public, copies of all press releases; and

          (xi) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         7.2. USE OF PROCEEDS. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, use the proceeds of the Advances for the general business purposes of the Borrower, including working capital needs and interim financing for property acquisitions of new Projects, construction of new improvements or expansions of existing improvements on Projects, and to repay outstanding Advances. The General Partner and the Borrower will not, nor will they permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation G or U) or
(ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto and the Required Lenders have consented to such use of the proceeds of such Advance.

         7.3. NOTICE OF DEFAULT. The General Partner and the Borrower will give, and will cause each of their Subsidiaries to give, prompt notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default and (ii) of any other development, financial or otherwise, which could have a Material Adverse Effect.

         7.4. CONDUCT OF BUSINESS. The General Partner and the Borrower will do, and will cause each of their Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct its businesses in substantially the same manner as it is presently conducted and, specifically, neither the General Partner, the Borrower nor their respective Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of office, industrial and retail properties and ancillary businesses specifically related thereto, except that the Borrower and its Subsidiaries may invest in (i) land, (ii) non-office/industrial/retail property holdings, (iii) stock holdings, (iv) mortgages and (v) joint ventures and partnerships, PROVIDED that the total investment in any one of the first four of the foregoing categories does not exceed ten percent (10%) of Market Capitalization, the total investment in the fifth category (joint ventures and partnerships) does not exceed 20% of Market Capitalization, and the total investment in all of the foregoing investment categories in the aggregate is less than or equal to twenty-five percent (25%) of Market Capitalization. For the purposes of this SECTION 7.4, joint ventures and partnerships shall be valued in accordance with GAAP, non-revenue generating investments such as land and stock holdings shall be valued at the lower of acquisition cost or market value, and the value of all other investments shall be determined by capitalizing Property Operating Income from these assets at a rate of 9.5%. In the event of any disagreement as to how to value an investment, the judgment of the Administrative Agent shall prevail.

         7.5. TAXES. The General Partner and the Borrower will pay, and will cause each of their Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         7.6. INSURANCE. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the General Partner and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         7.7. COMPLIANCE WITH LAWS. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject.

         7.8. MAINTENANCE OF PROPERTIES. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

         7.9. INSPECTION. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, permit the Lenders, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the General Partner, the Borrower and each of their Subsidiaries, to examine and make copies of the books of accounts and other financial records of the General Partner, the Borrower and each of their Subsidiaries, and to discuss the affairs, finances and accounts of the General Partner, the Borrower and each of their Subsidiaries, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         7.10. MAINTENANCE OF STATUS. The General Partner shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

         7.11. DIVIDENDS. Provided there is not a continuing Default under
Section 8.1 or Section 8.2, and there is not a continuing Default under SECTION
8.3 relating to a breach of any of the covenants contained in SECTION 7.20, the General Partner and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by the General Partner, PROVIDED, HOWEVER, that subject to the terms of the next sentence, in no event shall the General Partner or any of its Subsidiaries declare or pay dividends on their Capital Stock if dividends paid in any period of four fiscal quarters, in the aggregate, would exceed 90% of Funds From Operations for such period. Notwithstanding the foregoing, the General Partner shall be permitted to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust, PROVIDED there is NOT a continuing Default under SECTIONS 8.1 or 8.2.

         7.12. MERGER; SALE OF ASSETS. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Property, except for such transactions that occur between Wholly-Owned Subsidiaries, PROVIDED, HOWEVER, the General Partner or the Borrower may merge with or acquire other companies as partnerships so long as:

          (i) After giving effect to such merger or acquisition, no provision of this Agreement will have been violated;

          (ii) the General Partner or the Borrower will be the surviving entity; and

          (iii) such merger is not accomplished through a hostile takeover.

The Borrower will notify all of the Lenders of all material acquisitions, dispositions, mergers or asset purchases regardless of whether or not the Required Lenders must first give their written consent.

         7.13. GENERAL PARTNER'S OWNERSHIP AND CONTROL OF BORROWER. The General Partner will not relinquish, and will not allow any reduction in, its ownership or control of the Borrower (except that General Partner's ownership of the Borrower may be reduced to 67% by the issuance of additional limited partnership units so long as General Partner remains the sole general partner of Borrower) and will not allow or suffer to exist any pledge, other encumbrance or the conversion to limited partnership interests of any of the general partnership interests in the Borrower.

         7.14. SALE AND LEASEBACK. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, sell or transfer any of its Projects in order to concurrently or subsequently lease as lessee such or similar Projects.

         7.15. LIENS. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the General Partner, the Borrower or any of their Subsidiaries, except:

          (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the General Partner, the Borrower or their Subsidiaries;

          (v) Liens existing on the date hereof and described in SCHEDULE 2 hereto; and

          (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement.

Liens permitted pursuant to this SECTION 7.15 shall be deemed to be "PERMITTED LIENS".

         7.16. AFFILIATES. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the General Partner's, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the General Partner, the Borrower or such Subsidiary than the General Partner, the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         7.17. INTEREST RATE HEDGING. The General Partner and the Borrower will not enter into or remain liable upon, nor will they permit any Subsidiary to enter into or remain liable upon, any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options unless such agreement, device or arrangement was entered into by the General Partner or the Borrower in the ordinary course of its business for the purpose of hedging interest rate risk to the General Partner or the Borrower.

         7.18. VARIABLE INTEREST INDEBTEDNESS. The General Partner shall not at any time permit the outstanding principal balance of Indebtedness of the General Partner and the Borrower and their Subsidiaries which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $525,000,000.

         7.19. CONSOLIDATED NET WORTH. The General Partner, as of the last day of any fiscal quarter, shall maintain a Consolidated Net Worth of not less than the sum of (i) $950,000,000 plus (ii) seventy-five percent (75%) of the aggregate proceeds received by the General Partner (net of customary related fees and expenses) in connection with any offering of stock in the General Partner after the Closing Date.

         7.20. INDEBTEDNESS AND CASH FLOW COVENANTS. The General Partner on a consolidated basis with the Borrower and their Subsidiaries shall not, as of the last day of any fiscal quarter, permit:

          (i)  the ratio of EBITDA to Interest Expense to be less than 2.25 to
               1.0 for the quarter then ended;

          (ii) the ratio of EBITDA to Fixed Charges to be less than 1.75 to 1.0 for the quarter then ended;

          (iii) Total Liabilities to exceed fifty-five percent (55%) of Market Capitalization;

          (iv) Consolidated Total Indebtedness to exceed fifty percent (50%) of Market Capitalization;

          (v) the Value of Unencumbered Assets to be less than 1.85 times the Consolidated Senior Unsecured Indebtedness;

          (vi) the ratio obtained by dividing: (a) the Property Operating Income from all Unencumbered Assets by (b) Debt Service on Consolidated Unsecured Indebtedness to be less than 2.00 to 1.0 for the quarter then ended; or

          (vii) Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Market Capitalization.

         7.21. ENVIRONMENTAL MATTERS. The General Partner and the Borrower will and will cause each of their Subsidiaries to:

                  (i) comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

                  (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the General Partner has determined in good faith that contesting the same is not in the best interests of the General Partner, the Borrower and their Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect; or

                  (iii) defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the General Partner, the Borrower, their Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement; and

                  (iv) prior to the acquisition of a new Project after the Closing Date, perform or cause to be performed an environmental investigation, which investigation shall at a minimum comply with the specifications and procedures attached hereto as EXHIBIT G. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon request, for informational purposes and to assure compliance with the specifications and procedures.

         7.22. CONTROL OF THE GENERAL PARTNER. The General Partner's management shall directly or indirectly control the ownership of a minimum 2,000,000 common shares of the General Partner (or equivalent operating partnership units exchangeable for common shares), adjusted for stock splits, and the General Partner's management and directors shall directly or indirectly control ownership of a minimum 3,000,000 common shares of the General Partner (or equivalent operating partnership units exchangeable for common shares), adjusted for stock splits.

         7.23. SENIOR MANAGEMENT OF BORROWER. In the event that less than three of the following senior managers: Thomas Hefner, Darell Zink, Gary Burk, and Dennis D. Oklak are actively involved in the management of the Borrower, the Borrower will replace, at a minimum, all but one of the senior managers who have left with individuals who are satisfactory to the Required Lenders within 120 days after the date the second such senior manager ceases to be actively involved in the management of the Borrower.

         7.24. BORROWER'S PARTNERSHIP AGREEMENT. The General Partner shall not consent to any changes to Borrower's partnership agreement without the prior written consent of the Arrangers.

         7.25. GENERAL PARTNER'S ASSETS. The General Partner shall not invest in or own any material assets directly other than its partnership interest in Borrower.

         7.26. NOTICE OF RATING CHANGE. The Borrower shall notify the Administrative Agent promptly if there is any change in the long term unsecured debt rating from Moody's or S&P of either the General Partner or the Borrower.

         7.27. YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         8.1. Nonpayment of any principal payment on any Note when due.

         8.2. Nonpayment of interest upon any Note or of any Facility Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         8.3. The breach of any of the terms or provisions of SECTIONS 7.2, 7.10 through 7.20 and 7.23 through 7.25.

         8.4. Any representation or warranty made or deemed made by or on behalf of the General Partner, the Borrower or any of their Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         8.5. The breach (other than a breach which constitutes a Default under SECTION 8.1, 8.2, 8.3 or 8.4) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent or any Lender.

         8.6. Failure of the General Partner, the Borrower or any of their Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 for which liability is not limited to specific pledged collateral.

         8.7. The General Partner, the Borrower or any Subsidiary having more than $10,000,000 of Equity Value shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
(ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 8.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION 8.8 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

         8.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the General Partner, the Borrower or any Subsidiary having more than $10,000,000 of Equity Value or any Substantial Portion of its Property, or a proceeding described in SECTION 8.7(iv) shall be instituted against the General Partner, the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

         8.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Projects of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of their Property.

         8.10. The General Partner, the Borrower or any of their Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the General Partner, the Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

         8.11. The General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the General Partner, the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $250,000 or requires payments exceeding $100,000 per annum.

         8.12. The General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the General Partner, the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000.

         8.13. Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems related to Projects of the Borrower and its Subsidiaries if the affected Projects have an aggregate book value in excess of $20,000,000.

         8.14. The occurrence of any default under any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         8.15. The revocation or attempted revocation of the Guaranty.

                                   ARTICLE IX

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         9.1. ACCELERATION. If any Default described in Section 8.7 or 8.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and to issue Facility Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         In addition to the foregoing, following the occurrence of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Administrative Agent the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds will be invested by the Administrative Agent from time to time at its discretion in certificates of deposit of First Chicago having a maturity not exceeding 30 days. Such funds shall be promptly applied by the Administrative Agent to reimburse any Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         If, within ten (10) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder or to issue Facility Letters of Credit as a result of any Default (other than any Default as described in SECTION 8.7 or 8.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         9.2. AMENDMENTS. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the

Borrower hereunder or waiving any Default hereunder; PROVIDED, however, that no such supplemental agreement shall, without the consent of both Arrangers, waive any Default under, or modify or amend SECTIONS 7.20(iii) or (v); and PROVIDED, FURTHER, HOWEVER, that no such supplemental agreement shall, without the consent of all Lenders:

          (i) Extend the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Facility Fee, reduce the Applicable Margins on the underlying interest rate options or otherwise modify or add to such interest rate options, or extend the time of payment of any of the Obligations.

          (ii) Release the General Partner from the Guaranty.

          (iii) Reduce the percentage specified in the definition of Required Lenders.

          (iv) Increase the amount of the Aggregate Commitment.

          (v) Permit the Borrower to assign or allow another Person to assume its rights under this Agreement.

          (vi) Amend this SECTION 9.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment increasing the Commitment of any Lender shall be effective without the written consent of such Lender.

         Notwithstanding the foregoing: (1) no amendment, waiver, or consent shall, unless in writing and signed by the Designating Lender on behalf of its respective Designated Lender affected thereby, (a) subject such Designated Lender to any additional obligations, (b) reduce the principal of, interest on, or the amounts due with respect to, the Competitive Bid Loan Note made payable to such Designated Lender, (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to, the Competitive Bid Note made payable to such Designated Lender, or (d) amend the definition of Required Lenders hereunder in a manner which adversely affects the rights of such Designated Lender.

         9.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         10.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3. TAXES. Any taxes (excluding federal, state and local income or franchise or other taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         10.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the General Partner, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof, except for the agreement of the Borrower to pay certain fees to the Administrative Agent and the agreement of the Administrative Agent to pay certain fees to the Lenders.

         10.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Arrangers on demand for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and reasonable fees and expenses for attorneys for the Arrangers, which attorneys may be employees of the Arrangers) paid or incurred by the Arrangers (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan

Documents. The Borrower also agrees to reimburse the Arrangers and the Lenders for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses for attorneys for the Arrangers and the Lenders, which attorneys may be employees of the Arrangers or the Lenders) paid or incurred by the Arrangers (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, the Arrangers and each Lender and their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such entity is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder. The obligations of the Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

         10.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         10.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the General Partner, the Borrower and all their Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's official financial statements.

         10.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11. NONLIABILITY OF LENDERS. The relationship between the General Partner and the Borrower, on the one hand, and the Lenders, the Arrangers and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent, the Arrangers nor any Lender shall have any fiduciary responsibilities to the General Partner and the Borrower. Neither the Administrative Agent, the Arrangers nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         10.12. PUBLICITY. The Lenders shall have the right to do a tombstone publicizing the transaction contemplated hereby without the consent of the Borrower or General Partner.

         10.13. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW

OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         10.14. CONSENT TO JURISDICTION. THE GENERAL PARTNER AND THE BORROWER EACH HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS AND THE GENERAL PARTNER AND THE BORROWER EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GENERAL PARTNER OR THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GENERAL PARTNER OR THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         10.15. WAIVER OF JURY TRIAL. THE GENERAL PARTNER, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE XI

              THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS

         11.1. APPOINTMENT. Subject to the provisions of Section 11.11, The First National Bank of Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this ARTICLE XI. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         11.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the

Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         11.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         11.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         11.5. ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and so long as it exercises reasonable care in the selection of such parties, the Administrative Agent shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such parties. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         11.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         11.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any reasonable amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents including reasonable out-of-pocket expenses in connection with the preparation, execution, delivery of the Loan Documents, (ii) for any other reasonable out-of-pocket expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent, or (ii) any costs or expenses of the Administrative Agent's in-house legal staff and personnel. The obligations of the Lenders under this SECTION
11.8 shall survive payment of the Obligations and termination of this Agreement, and shall not be reduced by the designation of a Designated Lender to fund Competitive Bid Loans on behalf of a Lender, provided that each Designated Lender shall be jointly and severally liable with the Designating Lender for the Designating Lender's Share (as hereinafter determined) of the amounts due from such Designating Lender. The Designated Lender's Share of amounts due shall be equal to such amount due multiplied by a fraction whose numerator is the amount funded by the Designated Lender (but in no event more than the amount of Designating Lender's Commitment) and whose denominator is the amount of the Designating Lender's Commitment.

         11.9. RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers and the same duties and obligations hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         11.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

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

         11.11. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent shall be deemed to have automatically resigned if it is no longer a Lender, such resignation in either case to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign or ceases to be a Lender, as the case may be. The Administrative Agent may be removed at any time with good cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, PROVIDED, HOWEVER, that Wells Fargo Realty Advisors Funding, Incorporated (but not its successors and assigns) may, at its option, appoint itself as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed within 45 days, the Lenders shall perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank (or a subsidiary thereof) having capital and retained earnings of at least $500,000,000, except that if the successor Administrative Agent is a subsidiary of a bank, such capital and retained earnings requirement shall apply only to the parent bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent and the successor Administrative Agent shall pro rate any agency fees, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this ARTICLE XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         11.12. NOTICE OF DEFAULTS. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

         11.13. REQUESTS FOR APPROVAL. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request.

         11.14. COPIES OF DOCUMENTS. Within fifteen Business Days after a request by a Lender to the Administrative Agent for documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender.

         11.15. DEFAULTING LENDERS. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its pro rata share of any Advance and until such time as such Defaulting Lender subsequently funds its pro rata share of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this SECTION 11.15. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

                                  ARTICLE XII

                            SETOFF; RATABLE PAYMENTS

         12.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the

Obligations, or any part hereof, shall then be due. The Lenders agree for the benefit of each other Lender (but not the Borrower) that any set-off shall first be applied to the Obligations before being applied to any other Indebtedness owing to such Lender.

         12.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3. Notwithstanding clause (ii) of this SECTION 13.1, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2. PARTICIPATIONS.

               13.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may sell participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. Any Person to whom such a participating interest is sold is a "Participant". In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

               13.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing such Loan.

               13.2.3 BENEFIT OF SETOFF. The General Partner and the Borrower each agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 13.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         SECTION 12.2 as if each Participant were a Lender.

         13.3. ASSIGNMENTS.

               13.3.1 PERMITTED ASSIGNMENTS. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may assign all or any portion (greater than or equal to $5,000,000 per assignee) of its rights and obligations under the Loan Documents. Any Person to whom such rights and obligations are assigned is a "Purchaser". Such assignment shall be substantially in the form of EXHIBIT H hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, except no consent shall be required if a Default exists. Such consent shall not be unreasonably withheld.

               13.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as EXHIBIT I to EXHIBIT H hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 13.3.1, and (ii) payment of a $3,000 fee to the Administrative Agent for processing such assignment (unless the assignment is to an affiliate of the Lender in which case no fee shall be charged), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         13.4. DESIGNATION OF LENDER TO MAKE COMPETITIVE LOANS. Any Lender (each a "Designating Lender") may at any time designate one or more Designated Lenders to fund Competitive Bid Loans which the Designating Lender is required to fund subject to the terms of this Section 13.4 and the provisions in Section 13.3 shall not apply to such designation. No Lender shall be entitled to make more than two such designations. The parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance, a Designation Agreement in the form of Exhibit I. Upon its receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a Designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to Section 2.15 after the Borrower has accepted a Competitive Bid (or a portion thereof) of the Designating Lender. Each Designating Lender shall serve as the agent for the Designated Lender and shall on behalf of the Designated Lender give and receive all communications and notices and take all actions hereunder, including without limitation votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communications, vote approval, waiver, consent or amendment shall be signed by the Designating Lender as agent for the Designated Lender and shall not be signed by the Designated Lender. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same, and without any specific designation that the Designating Lender is signing in an agency capacity. The parties hereto agree not to institute or join any other person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the Facility Termination Date. This SECTION 13.4 shall survive the termination of this Agreement.

         13.5. DISSEMINATION OF INFORMATION. The General Partner and the Borrower authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the General Partner, the Borrower and their Subsidiaries.

         13.6. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.22.

                                  ARTICLE XIV

                                     NOTICES

         14.1. GIVING NOTICE. Except as otherwise permitted by Section 2.17 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         14.2. CHANGE OF ADDRESS. The General Partner, the Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                            [INTENTIONAL END OF PAGE]

         IN WITNESS WHEREOF, the Borrower, the Guarantor, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                        DUKE REALTY LIMITED PARTNERSHIP

                        By:    DUKE REALTY INVESTMENTS,
                               INC., its General Partner

                               By: /s/ Darell E. Zink, Jr.
                                   -----------------------------
                               Print Name: Darell E. Zink, Jr.

                               Title: Executive Vice President, Chief
                                      Financial Officers and Assistant Secretary

                        c/o Duke Realty Investments, Inc.
                        8888 Keystone Crossing, Suite 1200
                        Indianapolis, Indiana  46240-2182

                        Attention:  Darell E. Zink, Jr.
                        Telephone:  (317) 574-3502
                        Facsimile:  (317) 574-3509

                        DUKE REALTY INVESTMENTS, INC.

                        By: /s/ Darell E. Zink, Jr.
                            ------------------------
                        Print Name: Darell E. Zink, Jr.

                        Title: Executive Vice President, Chief
                               Financial Officers and Assistant Secretary

                        8888 Keystone Crossing, Suite 1200
                        Indianapolis, Indiana  46240-2182

                        Attention:  Darell E. Zink, Jr.
                        Telephone:  (317) 574-3502
                        Facsimile:  (317) 574-3509

COMMITMENTS:

$30,000,000            THE  FIRST  NATIONAL  BANK  OF  CHICAGO,
                       Individually  and as Administrative Agent

                       By: ____________________________________________________

                       Print Name: ____________________________________________

                       Title: _________________________________________________

                       One First National Plaza
                       Chicago, Illinois 60670

                       Attention:        Lynn Braun
                                         Real Estate Portfolio
                                         Management
                                         14th Floor
                       Telephone:  (312) 732-3827
                       Facsimile:  (312) 732-1117

$55,000,000            WELLS FARGO BANK, NATIONAL ASSOCIATION,
                       Individually and as Syndication Agent

                       By: ____________________________________________________

                       Print Name: ____________________________________________

                       Title: _________________________________________________

                       225 W. Wacker Drive
                       Suite 2550
                       Chicago, Illinois 60606

                       Attention:  Milda Roszkiewicz
                       Telephone:  (312) 269-4829
                       Facsimile:  (312) 782-0969

$55,000,000            PNC BANK, NATIONAL ASSOCIATION, Individually and as
                       Documentation Agent

                       By: ____________________________________________________

                       Print Name: ____________________________________________

                       Title: _________________________________________________

                       Commercial Real Estate Dept.
                       201 E. 5th Street, 8th Floor
                       Cincinnati, OH 45202

                       Attention:  Maureen A. Dunne
                       Telephone:  (513) 651-8697
                       Facsimile:  (513) 651-8931

$45,000,000            COMMERZBANK A.G. CHICAGO BRANCH
                       Individually and as Co-Agent

                       By: ____________________________________________________

                       Print Name: J. Timothy Shortly

                       Title: Senior Vice President

                       311 South Wacker Drive
                       58th Floor
                       Chicago, IL  60606

                       Attention:        J. Timothy Shortly
                                         Senior Vice President
                       Telephone:        (312) 408-6900
                       Facsimile:        (312) 435-1485

$45,000,000            BANK OF AMERICA NATIONAL TRUST AND
                       SAVINGS ASSOCIATION
                       Individually and as Co-Agent

                       By: ____________________________________________________

                       Print Name:  George W. Kirtland, Jr.

                       Title: Vice President

                       Bank of America National Trust and
                          Savings Association

                       231 S. LaSalle Street, 12th Floor
                       Chicago, IL  60697

                       Attention:        George W. Kirtland, Jr.
                                         Vice President
                       Telephone:        (312) 828-7230
                       Facsimile:        (312) 974-4970

$35,000,000            AMSOUTH BANK

                       By: ____________________________________________________

                       Print Name:  Lawrence Clark

                       Title: ______________

                       AmSouth Bank
                       1900 5th Avenue, North
                       AmSouth South Sonat Tower
                       9th Floor
                       Birmingham, AL 35288

                       Attention:        Lawrence Clark

                                         ----------------
                       Telephone:        (205) 581-7493
                       Facsimile:        (205) 326-4075

$35,000,000            WACHOVIA BANK, N.A.

                       By: ____________________________________________________

                       Print Name:  Kathy Casey

                       Title: _________________________________________________

                       191 Peachtree Street N.E.
                       Atlanta, Georgia  30303

                       Attention:        Kathy Casey

                       ___________________________________(title)
                       Telephone:        (404) 332-5464
                       Facsimile:        (404) 332-4066

$30,000,000            MERCANTILE BANK NATIONAL ASSOCIATION

                       By: ____________________________________________________

                       Print Name: David Papke

                       Title: Vice President

                       10 North Hanley
                       St. Louis, MO  63105

                       Attention:        David Papke,
                                         Vice President
                       Telephone:        (314) 505-8123
                       Facsimile:        (314) 505-8140

$25,000,000            BANK ONE, INDIANA, NATIONAL
                       ASSOCIATION

                       By: ____________________________________________________

                       Print Name: ____________________________________________

                       Title: _________________________________________________

                       111 Monument Circle
                       Suite 203
                       P.O. Box 7700
                       Indianapolis, Indiana 46277-0102

                       Attention:  David Murdock
                       Telephone:  (317) 321-8399
                       Facsimile:  (317) 321-7647

$25,000,000            KEYBANK NATIONAL ASSOCIATION

                       By: ____________________________________________________

                       Print Name:  Colleen Hart

                       Title: _________________________________________________

                       127 Public Square
                       Cleveland, Ohio  10006

                       Attention:        Colleen Hart

                       _____________________________________(title)
                       Telephone:        (216) 689-3797
                       Facsimile:        (216) 689-4997

$25,000,000            LASALLE NATIONAL BANK

                       By: ____________________________________________________

                       Print Name:  John Hein

                       Title: _________________________________________________

                       135 South LaSalle Street
                       Chicago, Illinois  60603

                       Attention:        John Hein

                       ____________________________________(title)
                       Telephone:        (312) 904-8620
                       Facsimile:        (312) 904-6691

$20,000,000            HUNTINGTON NATIONAL BANK

                       By: ____________________________________________________

                       Print Name:  David A. DeVictor

                       Title: _________________________________________________

                       41 South High Street
                       8th Floor
                       Columbus, Ohio  43216

                       Attention:        David A. DeVictor

                       ____________________________________(title)
                       Telephone:        (614) 480-3247
                       Facsimile:        (614) 480-3648

$15,000,000            COMERICA BANK

                       By: ____________________________________________________

                       Print Name:  Leslie A. Vogel

                       Title: Account Officer

                       One Detroit Center
                       500 Woodward Avenue
                       Detroit, Michigan  48226

                       Attention:        Leslie A. Vogel
                                         Account Officer

                       Telephone:        (313) 222-9290
                       Facsimile:        (313) 222-9295

$10,000,000            NATIONAL CITY BANK OF INDIANA

                       By: ____________________________________________________

                       Print Name:  Michael W. Richard

                       Title: Senior Vice President

                       One National City Center
                       Suite 200E
                       Indianapolis, IN  46255

                       Attention:        Michael W. Richard
                                         Senior Vice President

                       Telephone:        (317) 267-3713
                       Facsimile:        (317) 267-3987

                                    EXHIBIT A

                                  PRICING GRID


Ratings:                             At least           At least          At least          At least        Below either
S&P & Moody's                        A- and A3       BBB+ and Baa1      BBB and Baa2      BBB- and Baa3     BBB- or Baa3
-------------------------------- ------------------ ----------------- ------------------ ---------------- --------------
Corporate Base Rate Margin*              0                 0                  0                 0                25
-------------------------------- ------------------ ----------------- ------------------ ---------------- --------------
LIBOR Margin*                           65                 70                80                95                125
-------------------------------- ------------------ ----------------- ------------------ ---------------- --------------
Facility Fee Rate*                      15                 20                20                25                25
-------------------------------- ------------------ ----------------- ------------------ ---------------- --------------


*  =     in basis points per annum

All margins and fees change as and when the rating classification changes.

In the event of a rating agency downgrade, the Borrower will receive a credit for any incremental borrowing cost should the rating agency(ies) restore the higher rating within a ninety day period. In the event that either S & P or Moody shall cease to follow the REIT industry, Borrower or General Partner an alternate agency will be selected that is mutually acceptable to the Required Lenders and the Borrower.

                                   EXHIBIT B-1

                                      NOTE

$_________                                                  September ___, 1998


           Duke Realty Limited Partnership, an Indiana limited partnership (the "Borrower") promises to pay to the order of ________ (the "Lender") the lesser of the principal sum of ____________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to
Article II of the Second Amended and Restated Revolving Credit Agreement hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

           The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

           This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Revolving Credit Agreement (as the same may be amended or modified the "Agreement"), dated as of September ___, 1998 among the Borrower, Duke Realty Investments, Inc., as Guarantor and General Partner, The First National Bank of Chicago, individually and as an Arranger and the Administrative Agent, Wells Fargo Bank, National Association, individually and as an Arranger and the other lenders named therein, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

           If there is an Event of Default or Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of such remedies.

           Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

           This Note shall be governed and construed under the internal laws of the State of Illinois.

           BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS PROMISSORY NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                   DUKE REALTY LIMITED PARTNERSHIP

                                   By:      DUKE REALTY INVESTMENTS, INC., its
                                            General Partner

                                            By:________________________________
                                            Print Name:________________________
                                            Title:_____________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

                                       TO

                     NOTE OF DUKE REALTY LIMITED PARTNERSHIP
                                  DATED ________ , 1998


         DATE                  PRINCIPAL              MATURITY               MATURITY                UNPAID
                                AMOUNT               OF INTEREST             PRINCIPAL               BALANCE
                                OF LOAN                PERIOD               AMOUNT PAID
------------------------ ---------------------- ---------------------- ---------------------- ----------------------








                                   EXHIBIT B-2

                          FORM OF COMPETITIVE BID NOTE

                                                             September ___, 1998

           On or before the last day of each "Interest Period" applicable to a "Competitive Bid Loan", as defined in that certain Second Amended and Restated Resolving Credit Agreement dated as of September ___, 1998 (the "AGREEMENT") between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("BORROWER"), DUKE REALTY INVESTMENTS, INC., an Indiana corporation ("GUARANTOR"), THE FIRST NATIONAL BANK OF CHICAGO, a national bank organized under the laws of the United States of America, individually and as Administrative Agent for the Lenders (as such terms are defined in the Agreement), Borrower promises to pay to the order of _________________________ (the "LENDER"), or its successors and assigns, the unpaid principal amount of such Competitive Bid Loan made by the Lender to the Borrower pursuant to SECTION
2.15 of the Agreement, in immediately available funds at the office of the Administrative Agent in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay any remaining unpaid principal amount of such Competitive Bid Loans under this Competitive Bid Note ("NOTE") in full on or before the Facility Termination in accordance with the terms of the Agreement.

           The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, amount and due date of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

           This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, INTER ALIA, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

           If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

           Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

           This Note shall be governed and construed under the internal laws of the State of Illinois.

           BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                  DUKE REALTY LIMITED PARTNERSHIP

                                  By:      DUKE REALTY INVESTMENTS, INC., its
                                           General Partner

                                           By:_________________________________
                                           Print Name:_________________________
                                           Title:______________________________

                              PAYMENTS OF PRINCIPAL


                                                     Unpaid
                                                     Principal                                   Notation
Date                                                 Balance                                     Made by
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT C-1

                      FORM OF COMPETITIVE BID QUOTE REQUEST

                                (Section 2.15(b))

To:             The First National Bank of Chicago,
                as administrative agent (the "Agent")

From:           Duke Realty Limited Partnership ("Borrower")

Re: Second Amended and Restated Credit Agreement dated as of September __, 1998, as amended among the Borrower, the Lenders from time to time party thereto, The First National Bank of Chicago and Wells Fargo Bank, National Association, as Arrangers, and The First National Bank of Chicago, as Administrative Agent for the Lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement")

         1. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         2. We hereby give notice pursuant to Section 2.15(b) of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s):

         Borrowing Date:  _______________, 19___

       Principal Amount(1)                             Interest Period(2)

         3. Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate].









---------------------

(1) Amount must be at least $10,000,000 and an integral multiple of $1,000,000.

(2) One, two, three or six months subject to the provisions of the definitions of LIBOR Interest Period and Absolute Interest Period.

         4. Upon acceptance by the undersigned of any or all of the Competitive Bid Loans offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in Article VI of the Agreement.

                                    DUKE REALTY LIMITED PARTNERSHIP

                                    By:      DUKE REALTY INVESTMENTS, INC., its
                                             General Partner

                                             By:_______________________________
                                             Print Name:_______________________
                                             Title:____________________________

                                   EXHIBIT C-2

                      INVITATION FOR COMPETITIVE BID QUOTES

                                (Section 2.15(c))

To:             Each of the Lenders party to
                the Agreement referred to below

Re:             Invitation for Competitive Bid Quotes to
                Duke Realty Limited Partnership (the "Borrower")

       Pursuant to SECTION 2.15(c) of the Second Amended and Restated Credit Agreement dated as of September ___, 1998 as amended from time to time, among the Borrower, the lenders from time to time party thereto, The First National Bank of Chicago and Wells Fargo Bank, National Association, as Arrangers, and the First National Bank of Chicago as Administrative Agent for the Lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

Borrowing Date:  _______________, 19___

         Principal Amount                            Interest Period

       Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with SECTION 2.15(c) of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

       Please respond to this invitation by no later than [9:00 A.M.] (Chicago time) on _______________, 19___.

                                       THE FIRST NATIONAL BANK OF CHICAGO, as
                                       Administrative Agent

                                       By:_____________________________________
                                       Title:__________________________________

                                   EXHIBIT C-3

                              COMPETITIVE BID QUOTE

                                (Section 2.15(d))

                             _______________, 19___

To:             The First National Bank of Chicago,
                as Administrative Agent

Re:             Competitive Bid Quote to Duke Realty Limited Partnership
                (the "Borrower")

       In response to your invitation on behalf of the Borrower dated _______________, 19___, we hereby make the following Competitive Bid Quote pursuant to SECTION 2.15(d) of the Agreement hereinafter referred to and on the following terms:

1.       Quoting Lender:_______________________________________________________

2..      Person to contact at Quoting Lender:

3.       Borrowing

Date:_______________________________________________________________________(1)

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:



       Principal               Interest            [Competitive             [Absolute              Minimum
       Amount(2)               Period(3)           LIBOR Margin(4)]           Rate(5)]             Amount(6)
------------------------ ---------------------- ---------------------- ---------------------- --------------------


------------------------

(1)   As specified in the related Invitation For Competitive Bid Quotes.

(2) Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 and integral multiples of $1,000,000.

(3) One, two, three or six months, as specified in the related Invitation For Competitive Bid Quotes.

(4) Competitive LIBOR Margin for the applicable LIBOR Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".

(5)   Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).

(6)   Specify minimum amount, if any, which the Borrower may accept (see
SECTION 2.15(d)(ii)(d)).

       We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Second Amended and Restated Credit Agreement dated as of September 24, 1998, among the Borrower, the lenders from time to time party thereto, The First National Bank of Chicago and Wells Fargo Bank, National Association as Arrangers, and The First National Bank of Chicago, as Administrative Agent for the lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.

                                             Very truly yours,

                                             [NAME OF LENDER]

                                             By:_______________________________
                                             Title:____________________________

                                    EXHIBIT D

                                 FORM OF OPINION

                               ______________ , 19

The Administrative Agent and
  the Lenders who are parties to the
  Credit Agreement described below

Gentlemen/Ladies:

       We are counsel for Duke Realty Limited Partnership, an Indiana limited partnership (the "Borrower"), and Duke Realty Investments, Inc., an Indiana corporation (the "General Partner" and, collectively with the Borrower, the "Duke Entities"), and have represented the Duke Entities in connection with their execution and delivery of a Second Amended and Restated Credit Agreement among the Duke Entities, The First National Bank of Chicago, individually, as an Arranger and as Administrative Agent, Wells Fargo Bank, National Association, individually and as an Arranger, and the Lenders named therein, providing for Advances in an aggregate principal amount of $450,000,000 with the ability to increase such amount to an amount not exceeding $500,000,000 at any one time outstanding and dated as of ________________ (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

       We have examined the Duke Entities' articles of incorporation, by-laws, resolutions, certificate of limited partnership, partnership agreement, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

1. The General Partner, the Borrower and each of their Subsidiaries are either duly incorporated corporations or duly qualified and formed limited partnerships, validly existing and in good standing under the laws of their states of incorporation or formation.

2. The execution and delivery of the Loan Documents by the Duke Entities and the performance by the Duke Entities of their obligations under the Loan Documents have been duly authorized by all necessary corporate action and/or proceedings on the part of the Duke Entities and will not:

               (a) require any consent of the Duke Entities' shareholders or limited partners;

               (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Duke Entities or any of their Subsidiaries or the Duke Entities' or any Subsidiary's articles of incorporation, by-laws, certificate of limited partnership, partnership agreement, or any indenture, instrument or agreement binding upon the Duke Entities or any of their Subsidiaries; or

               (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Duke Entities or any of their Subsidiaries.

         3. The Loan Documents have been duly executed and delivered by the Duke Entities and constitute legal, valid and binding obligations of the Duke Entities enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation or proceeding against the Duke Entities or any of their Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

         5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Duke Entities or any of their Subsidiaries, is required to be obtained by the Duke Entities or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Duke Entities of their obligations under the Loan Documents.

         6. The General Partner qualifies as a real estate investment trust in accordance with all applicable requirements of the Internal Revenue Code.

       This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.


                                         Very truly yours,



                                         ------------------------------

                                    EXHIBIT E

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:  The First National Bank of Chicago,
     as Agent (the "Agent") under the Agreement
     Described Below

Re: Second Amended and Restated Credit Agreement, dated as of ___________, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement"), among Duke Realty Limited Partnership, an Indiana limited partnership (the "Borrower"), Duke Realty Investments, Inc., an Indiana corporation, The First National Bank of Chicago, individually, as an Arranger and as Administrative Agent, Wells Fargo Bank, National Association, individually and as an Arranger, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with SECTION 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with SECTION 2.18 of the Agreement.

Facility Identification Number(s)______________________________________________

Customer/Account Name__________________________________________________________

Transfer Funds To______________________________________________________________

For Account No.________________________________________________________________

Reference/Attention To_________________________________________________________

Authorized Officer (Customer Representative)     Date _________________________

--------------------------------                      -------------------------
(Please Print)                                            Signature

Bank Officer Name______________________________________________________________

--------------------------------                      -------------------------
(Please Print)                                                 Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

To: The Administrative Agent and the Lenders who are parties to the Credit Agreement described below

       This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement, dated as of ___________, ____ 1998 (as amended, modified, renewed or extended from time to time, the "Agreement") among Duke Realty Limited Partnership, an Indiana limited partnership (the "Borrower"), Duke Realty Investments, Inc., an Indiana corporation ("General Partner"), The First National Bank of Chicago, individually, as an Arranger and as Administrative Agent, Wells Fargo Bank, National Association, individually and as an Arranger, and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected __________________ of the General Partner of the Borrower;


         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

       -----------------------------------------------------------

       -----------------------------------------------------------

       -----------------------------------------------------------

       -----------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _____________, 19____.

                         DUKE REALTY LIMITED PARTNERSHIP

                         By:      DUKE REALTY INVESTMENTS, INC., its
                                  General Partner

                                  By: _________________________________________
                                  Print Name:__________________________________
                                  Title:_______________________________________

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                   Schedule of Compliance as of _________ with Provisions __________, ____________, _____________, and _____ of the Agreement

                                    EXHIBIT G

             MINIMUM SPECIFICATIONS FOR ENVIRONMENTAL INVESTIGATIONS

                                    EXHIBIT H

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between (the "Assignor") and ____________ (the "Assignee") is dated as of ____________, 19___ . The parties hereto agree as follows:

         5._______PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         6. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         7. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include the consent of the Agent required by SECTION 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 AND 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date,
(i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         8. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all CBR Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "LIBOR Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the LIBOR Due Date. If the Assignor and the Assignee agree that the applicable LIBOR Due Date for such LIBOR Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such LIBOR Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such LIBOR Loan for such period, shall be remitted to the Assignor. [In the event interest for any period from the Effective Date to but not including the LIBOR Due Date is not paid when due by the Borrower with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement.] In the event a prepayment of any LIBOR Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable LIBOR Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under Section 3.4 of the Credit Agreement an account of such prepayment with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent with respect to any LIBOR Loan prior to its LIBOR Due Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of CBR Loans or fees, or the LIBOR Due Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*EACH ASSIGNOR MAY INSERT ITS STANDARD PAYMENT PROVISIONS IN LIEU OF THE PAYMENT TERMS INCLUDED IN THIS EXHIBIT.

         9. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Facility Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Facility Fees attributable to the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
SECTION 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of % rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Facility Fee was calculated at the rate of % rather than the actual percentage used to calculate the Facility Fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay % of the fee required to be paid to the Agent in connection with this Assignment Agreement.

         10. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or
(vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         11. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].

**TO BE INSERTED IF THE ASSIGNEE IS NOT INCORPORATED UNDER THE LAWS OF THE UNITED STATES, OR A STATE THEREOF.

         12. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         13. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to SECTION 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5 AND 8 hereof.

         14. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         15. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         16. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         17. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        [NAME OF ASSIGNOR]

                                          By:      ____________________________
                                          Title:   ____________________________
                                                   ____________________________
                                                   ____________________________
                                                   ____________________________


                                        [NAME OF ASSIGNEE]

                                          By:      ____________________________
                                          Title:   ____________________________
                                                   ____________________________
                                                   ____________________________
                                                   ____________________________

                                   SCHEDULE 1

                             to Assignment Agreement

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement: ____________________, 19____

3. Amounts (As of Date of Item 2 above):

         a.   Aggregate Commitment
              (Loans)* under
              Credit Agreement                           $ ____________

         b.   Assignee's Percentage
              of the Aggregate Commitment
              purchased under this
              Assignment Agreement*                    ____________%

4.       Amount of Assignee's (Loan Amount)**
         Commitment Purchased under this
         Assignment Agreement:                            $ ___________

5.       Proposed Effective Date:                           ___________

Accepted and Agreed:

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]
By:_____________________________           By:________________________________
Title:__________________________           Title:_____________________________

* If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**   Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                    EXHIBIT I

                             to Assignment Agreement

                                     NOTICE

                                  OF ASSIGNMENT

                               ____________, 19___

To:               [NAME OF ADMINISTRATIVE AGENT]

                  ____________________
                  ____________________

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")

         18. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         19. This Notice of Assignment (this "Notice") is given and delivered to the Administrative Agent pursuant to SECTION 12.3.2 of the Credit Agreement.

         20. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ____________, 19___ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by SECTION 12.3.2 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

         21. The Assignor and the Assignee hereby give to the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

         22. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,000 required by SECTION
12.3.2 of the Credit Agreement.

         23. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

         24. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         25. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         26. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                                         NAME OF ASSIGNEE

By: ________________________________              By:__________________________

Title:______________________________              Title: ______________________

ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent

By: ________________________________
Title: _____________________________



                 [Attach photocopy of Schedule 1 to Assignment]

                                    EXHIBIT I

                              DESIGNATION AGREEMENT

                            Dated ___________, 199__

         Reference is made to the Second Amended and Restated Credit Agreement dated as of September __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Duke Realty Limited Partnership, an Indiana limited partnership (the "Borrower"), Duke Realty Investments, Inc., an Indiana corporation, the Banks parties thereto, and The First National Bank of Chicago, as Administrative Agent (the "Administrative Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

         ________________________________________(the
"Designor"),__________________ (the "Designee"), the Administrative Agent and the Borrower agree as follows:

         27. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans pursuant to Section 2.15 of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Competitive Bid Loan pursuant to such Section
2.15 shall be effective at the time of the funding for such Competitive Bid Loan and not before such time.

         28. The Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or any Loan Party of the performance or observance by the Borrower or any Loan Party or any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto. (It is acknowledged that the Designor may make representations and warranties of the type described above in other agreements to which the Designor is a party).

         29. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in
Section 7.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own independent credit analysis and decision to enter into this Designation Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

         30. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and made approvals, waivers, consents or amendment to or under the Credit Agreement or other Loan Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

         31. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

         32. Neither the Administrative Agent nor the Borrower shall institute, or join any other person in instituting, against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law at any time that the Designee has any outstanding debt or other securities which are rated by S&P, Moody's or any other rating agency or at any time within one year and one day after the date such debt or other securities have been repaid in full.

         33. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, PROVIDED that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damage, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

         34. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Loans as pursuant to Section 2.15 of the Credit Agreement and the rights and obligations of a Lender related thereto.

         35. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to the provisions thereof regarding conflicts of law.

         36. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as of delivery of a manually executed counterpart of this Designation Agreement.

         IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date(1) __________________________, 199___

                                _____________________________________as
                                Designor

                                By:___________________________________
                                Title:________________________________

                                _____________________________________as
                                Designee

                                By:___________________________________
                                Title:________________________________

                                Applicable Lending Office (and address for notices):

                                ______________________________________
                                ______________________________________
                                ______________________________________

                                Attention:____________________________
                                Re:  Account No.______________________

Accepted this ____ day of _______________, 199__

THE FIRST NATIONAL BANK OF                DUKE REALTY LIMITED PARTNERSHIP
CHICAGO, as Administrative Agent

                                          By: DUKE  REALTY   INVESTMENTS,
                                              INC.,  its  General Partner

By: __________________________________      By:______________________________
Title:________________________________      Title:___________________________

--------------------

(1) This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Administrative Agent.

                                    EXHIBIT J

       AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         This Amendment to the Second Amended and Restated Revolving Credit Agreement (the "Amendment") is made as of _______________, _____, by and among Duke Realty Limited Partnership ("Borrower"), The First National Bank of Chicago, individually and as "Administrative Agent", and one or more new or existing "Lenders" shown on the signature pages hereof.

                                 R E C I T A L S

A. Borrower, Administrative Agent and certain other Lenders have entered into an Second Amended and Restated Credit Agreement dated as of September 24, 1998 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B. Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $450,000,000. The Borrower, the Administrative Agent and the Lenders now desire to amend the Credit Agreement in order to, among other things (i) increase the Aggregate Commitment to $____,000,000; and (ii) admit [NAME OF NEW BANKS] as "Lenders" under the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

         37. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

         38. From and after _______________, _____ (the "Effective Date") (i)
[NAME OF NEW BANKS] shall be considered as "Lenders" under the Credit Agreement and the Loan Documents, and (ii) [NAME OF EXISTING LENDERS] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to each of such new or existing Lenders a new or amended and restated
Note in the amount of such Commitment (and in the case of a new Lender, a Competitive Bid Note as well).

         39. From and after the Effective Date, the Aggregate Commitment shall equal ____________ Million Dollars ($_____,000,000).

         40. For purposes of Section 13.1 of the Credit Agreement (Giving Notice), the address(es) and facsimile number(s) for [NAME OF NEW BANKS] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

         41. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article VI of the Agreement are true and correct as of such date and the Borrower has no offsets or claims against any of the Lenders.

         42. As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

         43. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

DUKE REALTY LIMITED PARTNERSHIP           THE FIRST NATIONAL BANK OF
                                          CHICAGO, Individually and as
                                          Administrative Agent

By:  DUKE REALTY INVESTMENTS,
     INC., its General Partner

By:____________________________           By___________________________________

Print Name:____________________           Print Name: _________________________

Title:_________________________           Title:_______________________________


c/o Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana 46240-2182

Attention:      Darell E. Zink, Jr.       One First National Plaza
Telephone:      (317) 574-3502            Chicago, Illinois  60670
Facsimile:      (317) 574-3509            Attention:             Real Estate
                                                                 Finance Dept.
                                          Telephone:             (312) 732-4000
                                          Facsimile:             (312)732-1117

DUKE REALTY INVESTMENTS, INC.

By:__________________________
Print Name:__________________
Title:_______________________

c/o Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana 46240-2182

Attention:      Darell E. Zink, Jr.
Telephone:      (317) 574-3502
Facsimile:      (317) 574-3509

Amount of Commitment:  $ ____________       [NAME OF NEW LENDER]

                                            By:________________________________
                                            Print Name:________________________
                                            Title:_____________________________

                                            [ADDRESS OF NEW LENDER]

                                            Attention:_________________________
                                            Telephone:_________________________
                                            Facsimile:_________________________

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS

                                (See SECTION 6.7)


        INVESTMENT                    OWNED                    AMOUNT OF                  PERCENT               JURISDICTION OF
            IN                          BY                    INVESTMENT                 OWNERSHIP                ORGANIZATION
---------------------------- ------------------------- -------------------------- ------------------------- -----------------------



                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS

                               (See SECTION 7.15)


                                                                                                                MATURITY
          INDEBTEDNESS                      INDEBTEDNESS                       PROPERTY                        AND AMOUNT
          INCURRED BY                          OWED TO                        ENCUMBERED                     OF INDEBTEDNESS
---------------------------------- -------------------------------- -------------------------------- ------------------------------


                                   SCHEDULE 3

                               UNENCUMBERED ASSETS

                               (See SECTION 6.20)


          PROJECT NAME                                                        DATE PLACED
           AND ADDRESS                     TYPE OF PROJECT                    IN SERVICE               OWNED BY
          ------------                     ---------------                    -----------              --------
